As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-206684

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM SF-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANTANDER DRIVE AUTO RECEIVABLES LLC

as depositor to the issuing entities described herein

(Exact name of registrant as specified in its charter)

Delaware	20-4382941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Commission File Number of depositor: 333-206684

Central Index Key Number of depositor: 0001383094

Central Index Key Number of sponsor: 0001540151

Santander Consumer USA Inc.

(Exact name of sponsor as specified in its charter)

1601 Elm Street, Suite 800

Dallas, Texas 75201

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Ruckdaschel, Esq.

Santander Consumer USA Inc.

1601 Elm Street, Suite 800

Dallas, Texas 75201

(214) 634-1110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Angela M. Ulum, Esq. Mayer Brown LLP 71 S. Wacker Drive Chicago, IL 60606 (312) 782-0600	Louis C. Shansky, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If any of the securities being registered on this Form SF-3 are to be offered pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box:  ☒

If this Form SF-3 is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form SF-3 is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price	Amount of registration fee (1)(2)
Asset-Backed Notes	$14,433,428,000	100%	$14,433,428,000	$1,578,012.93

(1)	The registration fee was previously paid.
(2)	The registration fee of $1,578,012.93 relates to $14,433,428,000 in securities registered hereunder, of which amount $3,416,520,000 has been offered and sold and $11,016,908,000 remains unsold.
(3)	Estimated for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not deliver the notes described in this preliminary prospectus until we deliver a final prospectus . This preliminary prospectus is not an offer to sell the notes and is not soliciting an offer to buy the notes and there shall not be any sale of the notes in any jurisdiction where such offer, solicitation or sale is not permitted.

Subject to Completion, dated [            ] [●], 20[●]

PROSPECTUS

$[●]

Santander Drive Auto Receivables Trust 20[●]-[●]

Issuing Entity

Central Index Key Number: [            ]

Santander Drive Auto Receivables LLC	Santander Consumer USA Inc.
Depositor	Sponsor and Servicer
Central Index Key Number: 0001383094	Central Index Key Number: 0001540151

Santander Drive Auto Receivables Trust 20[●]-[●] will issue the following asset-backed notes:

You should carefully read the risk factors set forth under “Risk Factors” beginning on page [●] of this prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, the underwriters or any of their affiliates.

		Principal Balance(2)			Interest Rate(3)			Final Scheduled Payment Date
Class A-1 Notes	$	[●]			[●]%			[●]
Class A-2[-A] Notes }	$	[●]			[●]%			[●]
[Class A-2-B Notes]					[LIBOR + [●]%](3)
Class A-3 Notes	$	[●]			[●]%			[●]
Class B Notes	$	[●]			[●]%			[●]
Class C Notes	$	[●]			[●]%			[●]
Class D Notes	$	[●]			[●]%			[●]
[Class E Notes](1)	$	[●]			[●]%			[●]

Total	$	[●]

	Price to Public(5)			Underwriting Discount(6)			Proceeds to the Depositor
Per Class A-1 Note		[●]	%		[●]	%		[●]	%
Per Class A-2[-A] Note		[●]	%		[●]	%		[●]	%
[Per Class A-2-B Note]		[●]	%		[●]	%		[●]	%
Per Class A-3 Note		[●]	%		[●]	%		[●]	%
Per Class B Note		[●]	%		[●]	%		[●]	%
Per Class C Note		[●]	%		[●]	%		[●]	%
Per Class D Note		[●]	%		[●]	%		[●]	%

Total	$	[●]		$	[●]		$	[●]

(1)	[The Class E notes are not being offered hereby and are anticipated to be either privately placed or retained by the depositor or an affiliate thereof, but will be entitled to certain payments as described herein.]
(2)	[Approximately [5]% of each class of notes will be retained by the depositor or one or more majority-owned affiliates of SC.]
(3)	[The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.]
(4)	For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes—Payments of Interest” in this prospectus.
(5)	Plus accrued interest, if any, from the closing date.
(6)	In connection with the offering of the offered notes, one or more of the underwriters have agreed to reimburse the issuing entity $[ ] for certain fees and expenses.

•	The notes are payable [solely] [principally] from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks[, motorcycles] and vans, [substantially all of which are the obligations of “sub-prime” credit quality obligors,] [payments due under an interest rate [swap] [cap] agreement] [and funds on deposit in the reserve account] [A portion of the receivables may be acquired by the issuing entity subsequent to the closing date during the funding period described in this prospectus using amounts deposited in a pre-funding account on the closing date]. [[ ] will be the counterparty to the interest rate swap agreement]. [[ ] will be the cap provider under the interest rate cap agreement.]

•	The issuing entity will pay interest on and principal of the notes on the [ ] day of each month, or, if the [ ] is not a business day, the next business day, starting on [ ][●], 20[●].

•	[The issuing entity will not pay principal during the revolving period, which is scheduled to terminate after the distribution date occurring on [ ]. However, if the revolving period terminates early as a result of an early amortization event, principal payments may commence prior to that date.]

•	Credit enhancement for the notes will consist of [overcollateralization,] [a reserve account funded with an initial amount of not less than [ ]% of the pool balance as of the cut-off date,] [subordinated certificates,] [excess interest on the receivables] and [the yield supplement overcollateralization amount], and, in the case of each class of offered notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•	The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

[ ]	[ ]

The date of this prospectus is [                    ] [●], 20[●].

i

(continued)

(continued)

(continued)

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Santander Drive Auto Receivables Trust 20[●]-[●], including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the dates stated on its cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page [    ] of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

v

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SC”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at [●] Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at ([●]) [●]-[●]. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Santander Drive Auto Receivables Trust 20[●]-[●]” and file number 333-[●]-[●].

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”), OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

[NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA]

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

Structural Diagram

(1)	[Certain unaffiliated third-party originators originated a small portion of the receivables that will be sold to the depositor on the closing date. See “The Originators” in this prospectus.]
(2)	[The Class E notes are not being offered hereby.]

Flow of Funds(1)

(Prior to an Acceleration after an Event of Default)

(1)	For further detail, see “The Notes—Payments of Principal” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES*

Issuing Entity

Santander Drive Auto Receivables Trust 20[●]-[●], a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks[, motorcycles] and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SC, is the “depositor.” The depositor will sell the receivables to the issuing entity.

You may contact the depositor by mail at 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by calling (214) 292-1930.

Sponsor

Santander Consumer USA Inc., an Illinois corporation, known as “SC,” is the “sponsor” of the transaction described in this prospectus.

Servicer

SC, or the “servicer,” will service the receivables held by the issuing entity and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) [    ]%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings (net of investment losses and expenses) from amounts on deposit in the collection account[ and the reserve account]. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originators

Approximately [    ]% of the receivables [(by aggregate cut-off date balance)] were originated directly by SC. [SC acquired approximately [    ]% of the receivables (by aggregate cut-off date balance) from [                    ].] SC acquired approximately [    ]% of the receivables (by aggregate cut-off date balance) from certain [other] unaffiliated third-party originators.] We refer to SC [and [            ], [together with these unaffiliated third-party originators,] each as an “originator” and, together, as the “originators.”] [Each of the receivables to be transferred to the issuing entity during the funding period will have been originated by one of the originators.] SC, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SC will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

[                    ], a[                    ], will be the “owner trustee.”

[                    ], a [                    ], will be the “indenture trustee.”

Asset Representations Reviewer

[                    ], a [                    ], will be the “asset representations reviewer.”

*	NOTE: Disclose transactions that are not arm’s length or transactions that are outside the ordinary course between sponsor, depositor or issuing entity and any other transaction party.

[Swap Counterparty]

[[                ], a [                ], will be the “swap counterparty”] [insert disclosure required by Item 1115 of Regulation AB].

[Cap Provider]

[[                ], a [                ], will be the “cap provider.”] [insert disclosure required by Item 1115 of Regulation AB.]

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class		Initial Note Principal Balance(2)	Interest Rate(3)	Final Scheduled Payment Date
Class A-1 Notes		$[●]	[●]%	[●]
Class A-2[-A] Notes [Class A-2-B Notes]	}	$[●]	[●]% [LIBOR] + [●]%	[●]
Class A-3 Notes		$[●]	[●]%	[●]
Class B Notes		$[●]	[●]%	[●]
Class C Notes		$[●]	[●]%	[●]
[Class D Notes]		$[●]	[●]%	[●]
[Class E Notes](1)		$[●]	[●]%	[●]

(1)	[The Class E Notes are not being offered hereby and are anticipated to be either privately placed or retained by the depositor or an affiliate thereof, but will be entitled to certain payments as described herein.]
(2)	[Approximately [5]% of each class of notes will be retained by the depositor or one or more majority-owned affiliates of SC.]
(3)	The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.

[The Class A-2-A notes and the Class A-2-B notes are sometimes together referred to as the “Class A-2 notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes.]

[The allocation of the principal balance between the Class A-2-A notes and Class A-2-B notes will be determined no later than the day of pricing and may result in any number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class A-2 notes is allocated to the floating rate Class A-2-B notes and none of the principal balance is allocated to the fixed rate Class A-2-A notes.]

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class [A-2] notes are divided into fixed and floating rate tranches, and the Class [A-2-A] notes are the fixed rate notes and the Class [A-2-B] notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

For a description of how interest will be calculated on the floating rate notes, see “The Notes—Payments of Interest” in this prospectus.

[The issuing entity will also issue $[●] of Class E[●]% asset-backed notes which are not being offered by this prospectus. The Class E notes are not being publicly registered and are anticipated to be either privately placed or retained by the depositor or an affiliate thereof. Information about the Class E notes is set forth herein solely to provide a better understanding of the Class A notes, Class B notes, Class C notes and Class D notes.]

We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes, the Class D notes, [and the Class E notes,] collectively as the “notes.” The Class A notes, the Class B notes, the Class C notes and the Class D notes, which we refer to as the “offered notes,” are the only securities that are being offered by this prospectus.

The offered notes are issuable in a minimum denomination of $[●] and integral multiples of $[1,000] in excess thereof. [The Class E notes are issuable in a minimum denomination of $[●] and integral multiples of $[1,000] in excess thereof.]

The issuing entity expects to issue the notes on or about [●], which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $[100,000], which represent the equity interest in the issuing entity and are not offered hereby. The holders of the certificates, or “certificateholders”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor, but the depositor may transfer all or a portion of the certificates to one of its affiliates [or sell [all or] a portion of the certificates][or sell the portion of the certificates not required to be retained] on or after the closing date. [However, the portion of the certificates retained by the depositor to satisfy federal credit risk retention rules will not be sold or transferred except as permitted under those rules. See “—Credit Risk Retention.”]

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the [    ] day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is [                    ][●], 20[●]. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class [A-1] notes and the Class [A-2-B] notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2[-A] notes, the Class [A-3] notes, the Class [B] notes, the Class [C] notes, the Class[ D] notes [and the Class E notes] will accrue from and including the [    ] day of the calendar month preceding a payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the [    ] day of the month in which the payment date occurs and will be due and payable on each payment date.

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class [A-1] notes [and the Class [A-2-B] notes] on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class [A-1] notes [and the Class A-2-B notes, as applicable] will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

The issuing entity will pay interest on the Class [A-2-A] notes, the Class [A-3] notes, the Class [B] notes, the Class [C] notes, the Class [D] notes [and the Class E notes] on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class [A-2-A] notes, the Class [A-3] notes, the Class [B] notes, the Class [C] notes, the Class [D] notes [and the Class E notes] will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 [(or, in the case of the first payment date, the number of days from and including the closing date to but excluding [                    ] [●], 20[●] (assuming a 30-day calendar month))], divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes. [Interest payments on the Class E notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes.]

A failure to pay the interest due on the notes of the Controlling Class (i.e., the senior most class of notes outstanding, with the Class A notes being the most senior and the Class [E] notes being the most junior) on any payment date that continues for a period of five business days or more will result in an event of default.

Principal Payments

[The issuing entity will not pay principal on the notes on any distribution date related to the revolving period.]

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date [related to the amortization period] in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date prior to the acceleration of the notes following an event of default, which is described below under “—Payment of Principal and Interest after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2[-A] noteholders [and Class A-2-B noteholders, ratably,] until the Class A-2[-A] notes [and the Class A-2-B notes are paid in full];

(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full; [and]

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full; [and]

(7)	[seventh, to the Class E noteholders until the Class E notes are paid in full.]

In addition, the issuing entity may make principal payments on the notes from funds on deposit in the pre-funding account, as described below under “The Transfer Agreements and the Administration Agreement – Acquisition of Subsequent Receivables During Funding Period.”

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above, “—Principal Payments” above and “Priority of Payments” below. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (as a result of a payment default or a bankruptcy event relating to the issuing entity), after payment of certain amounts to the trustees, the servicer, the asset representations reviewer and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of [each class of] the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the aggregate outstanding principal balance of each remaining class of Class A notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes. [After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to noteholders of the Class E notes.]

On each payment date after an event of default under the indenture occurs and the notes are accelerated as the result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty, after payment of certain amounts to the trustees, the asset representations reviewer and the servicer [and the swap counterparty], interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes, [and] the Class D notes [and the Class E notes,] sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of [each class of] the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal balance of [the][each remaining class of] Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. [After the Class D notes are paid in full, principal payments will be made to the Class E noteholders until the Class E notes are paid in full.] Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the following conditions are satisfied: (a) as of the last day of the related collection period, the pool balance has declined to [10]% or less of [the sum of (i)] the pool balance as of the [initial] cut-off date [and (ii) the initial aggregate principal balance of all subsequent receivables, if any, as of the applicable subsequent cut-off date] and (b) the purchase price (as defined below) and the available funds for such payment date would be sufficient to pay (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) interest then due on the notes and (iii) the aggregate unpaid note balance of all of the outstanding notes. We use the term “pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) owned by the issuing entity on such date. If the servicer purchases the receivables and other issuing entity property (other than the reserve account), the purchase price will equal [the pool balance as of the last day of the related collection period [plus all amounts owing to the swap counterparty as of that payment date].] It is expected that at the time this option becomes available to the servicer, only the [Class D notes] [and the Class E notes] will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses [first through thirteenth] set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate unpaid Note Balance of the outstanding notes;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate unpaid Note Balance of the outstanding notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks[, motorcycles] and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.” [As of the [initial] cut-off date, approximately [    ]% of the principal balance of receivables were receivables that have obligors classified as commercial accounts.]

[Substantially all] [A majority] of the receivables were underwritten in accordance with the applicable originator’s underwriting criteria for “sub-prime” receivables. The receivables identified on the schedule of receivables delivered by SC on the closing date [and on any funding date][and on each distribution date during the revolving period] will be transferred to the depositor by SC and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders [and the swap counterparty].

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after [the applicable cut-off date (which, for the receivables sold to the issuing entity on the closing date is] [ ] [●], 20[●], which we refer to as the [initial] “cut-off date” [and for the receivables sold to the issuing entity on a funding date is the date specified in the notice relating to that funding date, which we refer to as the “subsequent cut-off date”)];

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	[rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•	[rights under the interest rate cap agreement and payments made by the cap provider under the interest rate cap agreement;]

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles and any refunds in connection with any extended service agreements with respect to the financed vehicles;

•	any other property securing the receivables;

•	rights to amounts on deposit in the reserve account and the collection account and any other accounts established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and permitted investments of those accounts;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

SC will make certain representations and warranties regarding the characteristics of the receivables as of the [applicable] cut-off date. Breach of these representations may, subject to certain conditions, result in SC being obligated to repurchase the related receivable. See “The Transfer Agreements and the Administration Agreement – Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by SC of those representations and warranties.

If the issuing entity, the owner trustee or the indenture trustee requests that the sponsor repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements and the Administration Agreement —Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by SC. See “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date in the pool as of [    ], which we refer to as the “cut-off

date”. [The statistical distribution of the characteristics of the actual receivables pool may vary somewhat from the statistical distribution of those characteristics described in this prospectus because the actual pool will be selected from (i) receivables in the statistical pool, (ii) receivables originated after the statistical cut-off date and/or (iii) receivables originated prior to the statistical cut-off date but that were not included in the statistical pool, which, in each case, satisfy the eligibility criteria as of the actual cut-off date. Any variance between the characteristics of the statistical pool and the actual pool will not be material.] [The characteristics of the subsequent receivables sold to the issuing entity on each funding date may vary somewhat from the characteristics of the receivables as of the initial cut-off date.] [A majority] [Substantially all] [A small percentage] of the receivables [in the statistical pool] are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

As of the close of business on the cut-off date, the receivables in the pool described in this prospectus had:

•	an aggregate principal balance of $[●];

•	a weighted average contract rate of approximately [●]%;

•	a weighted average original term of approximately [●] months;

•	a weighted average remaining term of approximately [●] months;

•	a weighted average loan-to-value ratio of approximately [●]%;

[•	a weighted average loss forecasting score of approximately [●];]

•	a minimum non-zero FICO® score at origination of [●];

•	a maximum non-zero FICO® score at origination of [●]; and

•	a non-zero weighted average FICO® score at origination of approximately [●].

For more information about the characteristics of the receivables to be transferred to the issuing entity on the closing date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool [as of the initial cut-off date] and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described under “The Receivables Pool” in this prospectus, receivables originated under SC’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SC’s standard credit policy or (ii) the authority of a credit underwriter. A receivable may be originated outside of SC’s standard credit policy based on certain credit and asset related criteria, including (i) loan-to-value ratio; (ii) affordability measures, such as loan-to-income ratio, payment-to-income ratio, debt-to-income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment and/or trade equity; (iv) collateral type and quality, such as vehicle age and mileage; and (v) the length and depth of credit history. SC’s centralized credit and originations department monitors all applications and actively manages the rate of approval of applications to defined tolerances and limits. As of the cut-off date, approximately [●]% of the principal balance of receivables for which underwriting data was available were exceptions approved by the decision of a credit underwriter with the appropriate authority. Underwriting data is unavailable for approximately [●]% of the principal balance of the receivables as of the cut-off date, as a result of acquisitions by SC of receivables originated by [                    ] [certain unaffiliated third-party originators.] See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

[SUBSEQUENT RECEIVABLES]

[On the closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “pre-funding account.” We refer to the amount deposited in the pre-funding account on the closing date as the “pre-funded amount.” During the funding period (defined below), the issuing entity will use the amounts on deposit in the pre-funding account to acquire additional receivables from the depositor, which we refer to as “subsequent receivables,” for an amount equal to [●]% of the aggregate principal balance of the subsequent receivables as of the applicable subsequent cut-off date. The issuing entity may acquire subsequent receivables on any business day during the funding period (but no more than once a week) each of which we refer to as a “funding date.” Subsequent receivables must meet certain eligibility criteria as described in “The Receivables Pool” in this prospectus. Assuming that substantially all of the pre-funded amount is used for the purchase of subsequent receivables, the aggregate principal balance of the subsequent receivables as of their respective subsequent cut-off dates will equal approximately [●]% of the aggregate principal balance of all receivables as of their respective cut-off dates.

The funding period will begin on the closing date and will end on the earliest to occur of:

•	[●], 20[●];

•	the date on which the amount in the pre-funding account is $[10,000] or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the end of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account (excluding investment earnings) and distribute those funds to noteholders as payment of principal. Such payments will be made either on a sequential or pro rata basis as described under “The Transfer Agreements and the Administration Agreement—Acquisition of Subsequent Receivables During Funding Period.”]

[THE REVOLVING PERIOD]

[The issuing entity will not make payments of principal on the notes on distribution dates related to the revolving period.

The “revolving period” consists of the monthly periods from [    ] through [    ], and the related distribution dates. We refer to the monthly periods and the related distribution dates following the revolving period as the “amortization period.”

If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “The Transfer Agreements and the Administration Agreement—The Revolving Period” in this prospectus.

On each distribution date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase additional receivables from the depositor. See “The Receivables Pool—Criteria Applicable to the Selection of Additional Receivables During the Revolving Period” in this prospectus.

The amount of additional receivables and percentage of asset pool will be determined by the amount of cash available from payments and prepayments on existing assets. There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. See “The Transfer Agreements and the Administration Agreement —The Revolving Period” in this prospectus.

To the extent that amounts allocated for the purchase of additional receivables are not so used on any distribution date related to the revolving period, they will be deposited into the accumulation account and applied on subsequent distribution dates related to the revolving period to purchase additional receivables from the depositor.]

PRIORITY OF PAYMENTS

[Revolving Period

During the revolving period, the issuing entity will distribute available funds in the following order of priority:

•	first, to the servicer, the servicing fee (including servicing fees not previously paid);

•	second, to the indenture trustee, the owner trustee [and the asset representations reviewer], fees, reasonable expenses and indemnification amounts not previously paid by the servicer; provided, that such expenses and indemnification amounts may not exceed, in the aggregate, $[●] per annum;
•	[third, to the swap counterparty, the Net Swap Payment;]

•	[fourth,] pro rata, (1) to the Class A noteholders, interest on the Class A notes and [(2) to the Swap Counterparty any Senior Swap Termination Payments payable to the swap counterparty;];

•	[fifth], to the Class B noteholders, interest on the Class B notes;

•	[sixth], to the Class C noteholders, interest on the Class C notes;

•	[seventh], to the Class D noteholders, interest on the Class D notes;

•	[eighth], to the Class E noteholders, interest on the Class E notes;

•	[ninth] reinvestments in additional receivables and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes exceeds the aggregate receivables principal balance,

•	[tenth], to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	[eleventh] reinvestments in additional receivables and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes plus the overcollateralization target amount exceeds the aggregate receivables principal balance, as increased above, plus the amounts deposited in the accumulation account above,

•	[twelfth], to the swap counterparty, any Subordinate Swap Termination Payment]; and

•	[thirteenth], any remaining funds will be distributed to the certificate distribution account for distribution to the certificateholders.

Amortization Period]

[During the amortization period,] Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from Available Funds in the collection account (including funds, if any, deposited into the collection account from the reserve account [and amounts, if any, paid by the swap counterparty] to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account”) in the following amounts and order of priority:

•	first, to the indenture trustee, the owner trustee [and the asset representations reviewer], fees, reasonable expenses and indemnification amounts not previously paid by the servicer (in the case of such amounts owning to the indenture trustee or the owner trustee) [or the sponsor (in the case of such amounts owing to the asset representations reviewer)]; provided, that such fees, expenses and indemnification amounts may not exceed, in the aggregate, $[●] per annum;

•	second, to the servicer, the servicing fee (including servicing fees not previously paid);

•	[third, to the swap counterparty, the Net Swap Payment;]

•	[fourth,] pro rata, (1) to the Class A noteholders, interest on the Class A notes and [(2) to the Swap Counterparty any Senior Swap Termination Payments payable to the swap counterparty;];

•	[fifth], to the noteholders, the First Allocation of Principal;

•	[sixth], to the Class B noteholders, interest on the Class B notes;

•	[seventh], to the noteholders, the Second Allocation of Principal;

•	[eighth], to the Class C noteholders, interest on the Class C notes;

•	[ninth], to the noteholders, the Third Allocation of Principal;

•	[tenth], to the Class D noteholders, interest on the Class D notes;

•	[eleventh], to the noteholders, the Fourth Allocation of Principal;

•	[twelfth, to the Class E noteholders, interest on the Class E notes;]
•	[thirteenth, to the noteholders, the Fifth Allocation of Principal;]

•	[fourteenth], to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	[fifteenth], to the noteholders, the Regular Allocation of Principal;

•	[sixteenth, to the swap counterparty, any Subordinate Swap Termination Payment]; and

•	[seventeenth], any remaining funds will be distributed to the certificate distribution account for distribution to the certificateholders.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal[, Fifth Allocation of Principal] and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be [the reserve account,] [overcollateralization (in addition to the yield supplement overcollateralization amount) and the yield supplement overcollateralization amount] [and, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes, the Class C notes and the Class D notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	[Subordination of payments on the Class E notes,] overcollateralization, the reserve account and excess interest on the receivables.

[Class E notes:]	[Overcollateralization, the reserve account and excess interest on the receivables.]

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Transfer Agreements and the Administration Agreement—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

[Subordination of Payments on the Class E Notes]

[As long as the Class A notes, the Class B notes, the Class C notes and the Class D notes remain outstanding, payments of interest on any payment date on the Class E notes will be subordinated to payments of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes, the Class C notes and the Class D notes in specified circumstances), and payments of principal of the Class E notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”]

Overcollateralization

Overcollateralization is the amount by which the pool balance [(plus, during the funding period, the amount on deposit in the pre-funding account)] exceeds the outstanding principal balance of the notes. The initial overcollateralization level on the closing date will be approximately [●]% of the pool balance as of the [initial] cut-off date and is expected to build to a target overcollateralization level on each payment date equal to the greater of (a) [●]% of the pool balance as of the last day of the related collection period and (b) [●]% of the [sum of (i) the] pool balance as of the [initial cut-off date plus (ii) the aggregate principal balance of all subsequent receivables as of the applicable subsequent] cut-off date; provided, however, that after the Class [    ] notes have been paid in full, the target overcollateralization level will decrease to a target overcollateralization level on each payment date equal to the greater of (a) [●]% of the pool balance as of the last day of the related collection period and (b) [●]% of the [sum of (i) the] pool balance as of the [initial cut-off date plus (ii) the aggregate principal balance of all subsequent receivables as of the applicable subsequent] cut-off date.

After the occurrence of a Cumulative Net Loss Trigger with respect to the receivables, the target overcollateralization amount on each payment date will increase to the greater of (a) [●]% of the pool balance as of the last day of the related collection period and (b) [●]% of the [sum of (i) the] pool balance as of the [initial cut-off date plus (ii) the aggregate principal balance of all subsequent receivables as of the applicable subsequent] cut-off date. See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus.

Subordinated Certificates

The certificate [will have an initial principal balance of $[●] (approximately [●]% of the aggregate initial principal amount of the notes and the certificate) and] will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificate until the notes have been paid in full.] [no payments will be made on the certificate after an event of default until the notes have been paid in full.] See “Priority of Payments” above. The certificate is not offered to you under this prospectus.]

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount equal to approximately [●]% of the initial [adjusted] pool balance) [, plus an amount expected to cover the negative carry with respect to the accrued interest on that portion of the note balance equal to amounts on deposit in the pre-funding account and earnings on funds, if any, on deposit in the pre-funding account]. [(We use the term “adjusted pool balance” to mean, as of any date, the net pool balance at that time, minus the yield supplement overcollateralization amount (as described below) as of that date.)]

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. Except as provided in the following paragraph, the “specified reserve account balance” will be, on any payment date, the lesser of (a) [an amount equal to [●]% of the [sum of (i) the] [adjusted] pool balance as of the [initial] cut-off date and (b) the aggregate [principal balance of all subsequent receivables as of the applicable subsequent cut-off] outstanding balance of the notes after giving effect to all payments of principal on that payment date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses [first through thirteenth] of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

[Yield Supplement Overcollateralization Amount]

[The yield supplement overcollateralization amount is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [    ]%.

As of the closing date, the yield supplement overcollateralization amount will equal $[    ], which is approximately [    ]% of the initial adjusted pool balance. The yield supplement overcollateralization amount will decline on each payment date. The yield supplement overcollateralization amount is intended to compensate for low APRs on some of the receivables and is in addition to the overcollateralization referred to above.

See “The Transfer Agreements and the Administration Agreement—Yield Supplement Overcollateralization Amount” in this prospectus for more detailed information about the yield supplement overcollateralization amount.]

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, [any net swap payment,] trustee fees and expenses (to the extent not otherwise paid by the servicer), asset representations reviewer fees and expenses (to the extent not otherwise paid by [the sponsor]), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

[Interest Rate Swap]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on the [Class [●] notes]. The interest rate swap for the [Class [●] notes] will have an initial notional amount equal to the note balance of the [Class [●] notes] on the closing date, and that notional amount will decrease by the amount of any principal payments made on the [Class [●] notes]. The notional amount under the interest rate swap will at all times be equal to the note balance of the [Class [●] notes].

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate of [    ]% times the notional amount of the interest rate swap, and the swap counterparty will be obligated to pay a floating interest rate payment based on a per annum floating rate of LIBOR plus [    ]% times the notional amount of the interest rate swap. Payments (other than swap termination payments) on the interest rate swap agreement will be exchanged on a net basis. Any “net swap payment” owed by the issuing entity to the swap counterparty on the interest rate swap agreement ranks higher in priority than all payments on the notes.

Any interest rate swap agreement may be terminated upon an event of default or other termination event specified in such interest rate swap agreement. If any interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds.

A “senior swap termination payment” means any payment which is pro rata with payments of interest on the notes and is higher in priority than payments of principal on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement that is not a subordinated swap termination payment. A “subordinated swap termination payment” means any payment which is subordinate to payments of principal and interest on the notes that may be owed by the issuing entity to the swap counterparty under the interest rate swap agreement where the swap counterparty is the defaulting party or sole affected party (other than with respect to illegality or a tax event) as each such term is defined in the interest rate swap agreement. The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement is secured under the indenture by the issuing entity property.

For a more detailed description of the interest rate swap agreement and the swap counterparty, see “The [Notes—Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus.]

[Interest Rate Cap Agreement]

[On the closing date, the issuing entity will enter into a transaction pursuant to an interest rate cap agreement with the cap provider to hedge the floating interest rate on the [Class [●] notes]. The interest rate cap for the [Class [●] notes] will have an initial notional amount equal to the note balance of the [Class [●] notes] on the closing date, and that notional amount will decrease by the amount of any principal payments on the [Class [●] notes]. The notional amount under the interest rate cap will at all times be equal to the note balance of the [Class [●] notes].

If LIBOR related to any distribution date exceeds the cap rate of [●]%, the cap provider will pay to the issuing entity an amount equal to the product of:

1.	LIBOR for the related distribution date minus the cap rate of [●]%;

2.	the notional amount on the cap on the first day of the interest period related to such distribution date; and

3.	a fraction, the numerator of which is the actual number of days elapsed from and including the previous distribution date, to but excluding the current distribution date, or with respect to the first distribution date, from and including the closing date, to but excluding the first distribution date, and the denominator of which is 360.

[The obligations of the cap provider under the interest rate cap agreement(s) initially will be unsecured.]

[If the cap provider’s long-term senior unsecured debt ceases to be rated at a level acceptable to the hired rating agencies, the cap provider will be obligated to post collateral or establish other arrangements satisfactory to the hired rating agencies to secure its obligations under the interest rate cap agreement(s), if any, or arrange for an eligible substitute cap provider satisfactory to the issuing entity.]

Any amounts received under any interest rate cap agreement will be a source for interest payments on the floating rate notes, if any. [The issuing entity should not be required to make any payments to the cap provider under the interest rate cap agreement(s) other than an upfront payment.]

The issuing entity’s rights under the interest rate cap agreement are pledged under the indenture.

For a more detailed description of the interest rate cap agreement(s) and the cap counterparty, see “The [Notes—Interest Rate Cap agreement(s)” and “The Cap Provider” in this prospectus.]

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, owned by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be characterized as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

[MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class  A-1 notes, you or your advisor should consider these requirements before making a purchase.]

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of [a combination of] an [“eligible vertical interest”] [and an] [“eligible horizontal residual interest”] in an [aggregate] amount equal to at least 5% of [the fair value, as of the closing date, of] all of the notes and certificates to be issued by the issuing entity.

[Retained vertical interest: The retained eligible vertical interest will take the form of at least [●]% of each class of notes and certificates issued by the issuing entity, though SC or one or more of its majority-owned affiliates may retain more than [●]% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—Credit Risk Retention.]

[Retained horizontal interest: The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates. SC expects the entire portion of the issuing entity’s certificates to have a fair value of [between $[●] and $[●], which is between [●]% and [●]%] [approximately $[●], which is approximately [●]%]of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately [[●]% Percentage Interest] in the issuing entity’s certificates, which SC expects to have a fair value of [between $[●] and $[●]][approximately $[●]], which is 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any changes in the methodology or inputs and assumptions described below. For a description of the valuation methodology used to calculate the fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—Credit Risk Retention.”]

SC does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR.

[Insert disclosure required by Items 1104(g), 1108(e) or 1110(a)(3) of any hedges materially related to the credit risk of the securities.]

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in [Section [●] of] [Rule [●] under] the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. [The ratings of the notes also will take into account the provisions of the interest rate swap agreement and the ratings currently assigned the debt obligations of the swap counterparty. A downgrade, suspension or withdrawal of any rating of the debt of the swap counterparty may result in the downgrade, suspension or withdrawal of the rating assigned to any class of notes. For more specific information concerning risks associated with the interest rate swap agreement, see “Risk Factors—Risks associated with the interest rate swap” in this prospectus.] A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

Registration under the Securities Act

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

You must rely for repayment only upon the issuing entity’s assets, which may not be sufficient to make full payments on your notes.	Your notes are secured by solely the assets of the issuing entity. The sponsor, the servicer and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity or by [any provider of credit enhancement or cash flow enhancement]. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and [distributions from the reserve account][payments from the swap counterparty/cap counterparty]. We cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

Repurchase obligations are limited.	The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). Additionally, SC, as servicer, will be obligated to repurchase from the issuing entity a receivable for a breach of certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). The sponsor will represent that, among other things, each receivable is secured by a financed vehicle and that each receivable has been originated or acquired by the sponsor in accordance with the sponsor’s customary origination practices. Additionally, the issuing entity, the depositor and the sponsor will make representations and warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. However, the representations and warranties made by the sponsor and the depositor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor is obligated to repurchase any receivable if there is a breach of any of its representations and warranties or covenants regarding the eligibility of such receivable (but only if such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable), there can be no assurance given that each representation and warranty was true when made or that the sponsor will fulfill its obligation to repurchase or will be financially in a position to fund its repurchase obligation.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than obligations of prime obligors.	Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While [each][the] originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in this prospectus.

Credit scores[, loss forecasting scores] and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.	Information regarding credit scores for the obligors obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. [In addition, information regarding the scores generated by SC’s proprietary loss forecasting scoring model for the receivables is also presented in “The Receivables Pool” in this prospectus. As discussed in “The Originators—Credit Risk Management—Credit Scoring and Loss Forecasting,” the sponsor developed its scoring model to try to assess the probability that a receivable will default based on the sponsor’s proprietary methods.] However, neither the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score [or the current loss forecasting score] or actual performance of any motor vehicle receivable or that a particular credit score [or loss forecasting score] should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to the [sponsor’s managed portfolio of contracts] will reflect actual experience with respect to the receivables in the receivables pool. [Recently the sponsor has experienced higher delinquencies and repossessions on its auto loan portfolio, which experience may continue.] [Additionally, in recent months the prices of used vehicles, including the prices at which the servicer has sold repossessed vehicles, have declined and resulted in increased credit losses on defaulted receivables, which may continue.] There can be no assurance that the future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses.

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. See “The Receivables Pool—Pool Stratifications” in this prospectus for the percentage of contracts with original terms greater than [72] months. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables with a higher loan-to-value ratio and with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.	Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines or if a recall delays the timing of sales, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables. See “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the states of residence of the obligors, approximately [●]%,[●]%,[●]% and [●]% of the principal balance of the receivables were located in [    ],[    ],[    ] and [    ], respectively. No other state accounts for more than [5.00]% of the principal balance of the receivables as of the cut-off date. The effect of economic factors, as described under “—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn” and the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn.	A deterioration in economic conditions and certain economic factors, such as unemployment, interest rates, the price of gasoline, high energy prices, the rate of inflation and consumer perceptions of the economy, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

In addition, a general economic downturn may adversely affect the performance of the receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

[You may suffer losses due to receivables with low contract rates.]	[The receivables include receivables that have contract rates that are less than the interest rates on your notes. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuing entity as principal on your notes and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your notes by reducing the interest payments available.]

[Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs]	[The originators may use the Internet, direct-mail, the telephone and facsimile transmittals to communicate with obligors during the process of underwriting and originating the receivables. The underwriting and origination processes and related documentation used for Internet and direct-mail originated receivables were developed to capitalize on the potential benefits of conducting the originator’s business using electronic means and U.S. Postal mail including over the Internet and through direct mail. As such, these processes and the related documentation may entail risks that would not exist in a customary origination program and may give rise to challenges to the receivables based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks would not adversely affect the collectability or enforceability of the receivables or the enforceability of security interests in the financed vehicles.]

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier than you expected for various reasons, including the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•       The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of an applicable representation, warranty or covenant, payment of principal on the notes will be accelerated.

•       You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•       An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:

•       you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•       your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of 66 2/3% of the Note Balance of the Controlling Class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Indenture—Rights Upon Event of Default” in this prospectus. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes, Class D notes [and Class E notes] — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the controlling class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The failure to make principal payments on any notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date.

Because the Class B notes, the Class C notes, the Class D notes [and the Class E notes] are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables.

Certain classes of notes are subordinated to other classes of notes, and any classes of notes having a later final scheduled payment date are more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date. See “—Your share of possible losses may not be proportional” above.

If the notes are accelerated following an event of default under the indenture (as a result of a payment default or a bankruptcy event relating to the issuing entity), interest on the Class A notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of [each class of] the Class A-2 Notes and the Class A-3 Notes will receive principal payments ratably until each such class is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to the Class B noteholders. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to the Class C noteholders. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to the Class D noteholders. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to the Class E noteholders. If the notes are accelerated following an event of default under the indenture as a result of the issuing entity’s breach of a representation, warranty or covenant (other than a payment default), interest on the Class A notes will be paid ratably followed by interest on the Class B notes, then interest on the Class C notes, then interest on the Class D notes and then interest on the Class E notes. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, principal will be paid ratably to [each class of] the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B notes will receive principal payments until the Class B notes are paid in full. Next, the Class C notes will receive principal payments until the Class C notes are paid in full. Next, the Class D notes will receive principal payments until the Class D notes are paid in full. [Next, the Class E notes will receive principal payments until the Class E notes are paid in full.] Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

[Risks associated with unknown allocation of Class [A-2] notes.]	[The allocation of the aggregate initial principal balance of the Class A-2 notes between the Class [A-2-A] notes and the Class [A-2-B] notes may not be known until the day of pricing and may result in any of a number of possible allocation scenarios, including a scenario in which the entire principal balance of the Class [A-2] notes is allocated to the floating rate [Class A-2-B] notes and none of the principal balance is allocated to the fixed rate Class [A-2-A] notes.

As the allocated principal balance of the floating rate Class [A-2-B] notes is increased (relative to the corresponding Class [A-2-A] fixed rate notes), there will be a greater amount of floating rate securities issued by the issuing entity, and therefore the issuing entity will have a greater exposure to increases in the floating rate payable on the floating rate notes. For more information on the risks associated with the issuance of floating rate notes, please see “—The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise” below.

In addition, because the aggregate amount of Class [A-2] notes is fixed as set forth on the cover of this prospectus, the division of the aggregate Class [A-2] principal balance between the Class [A-2-A] notes and the Class [A-2-B] notes may result in one of such classes being issued in only a very small principal amount, which may reduce the liquidity of such class of notes.]

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes.	Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

[The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.]	[The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while any floating rate notes will bear interest at a floating rate based on LIBOR plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on any floating rate notes out of its generally available funds—not solely from funds that are dedicated to such floating rate notes. Therefore, an increase in market interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of such floating rate notes, and a decrease in market interest rates would increase the amounts available to the holders of all notes.]

[Uncertainty about the future of the LIBOR industry may have an adverse impact on your Class A-2-B Notes.]	[On September 28, 2012, Britain’s Financial Services Authority recommended that the British Bankers’ Association be removed from its rate-setting responsibility and proposed additional reforms in connection with the determination of LIBOR. In July 2013, a subsidiary of the parent company of the New York Stock Exchange was appointed to take over the administration of LIBOR in 2014. Following the acquisition of the parent company of the New York Stock Exchange, the appointment of the subsidiary, renamed ICE Benchmark Administration Limited, became effective and such entity assumed the administration of LIBOR. No assurance can be provided as to what effect this appointment and change in administration will have on setting the applicable rates of LIBOR or what other changes may occur in the future with respect to the administration of LIBOR. In addition, various individual and class actions have been filed in U.S. federal and state courts in recent years in which plaintiffs make allegations that in various periods, starting in 2000 or later, certain banks either individually or collectively manipulated the U.S. dollar LIBOR index and other benchmark rates, or otherwise committed fraud or violated antitrust and other laws. Certain of these actions are ongoing. No assurance can be provided as to which entity or entities will assume responsibility for setting the applicable rates in the future. In addition, no assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved. No prediction can be made as to future levels of the one-month LIBOR index or as to the timing of any changes thereto, each of which will directly affect the yield of the Class A-2-B Notes.]

[Risks associated with the interest rate swap.]	[The issuing entity will enter into an interest rate swap transaction under an interest rate swap agreement because the receivables owned by the issuing entity bear interest at fixed rates while the [Class A-[●] notes] will bear interest at a floating rate. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement is less than the fixed rate payable by the issuing entity under the interest rate swap agreement, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity property.

The swap counterparty’s claim for a net swap payment will be higher in priority than all payments on the notes, and the swap counterparty’s claim for any due and unpaid senior swap termination payment will be equal in priority to payments of interest on the notes and higher in priority than all payments of principal on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on the receivables and insufficient funds on deposit in the reserve account to make payments of interest and principal on the notes, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon the occurrence of specific events, which are described in this prospectus in “The Notes—Interest Rate Swap Agreement.” If the interest rate swap agreement is terminated, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuing entity under the interest rate swap agreement, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the [Class A-[●]] notes exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If the issuing entity is required to make a Senior Swap Termination Payment to the swap counterparty, that payment will be senior to all payments on the Class [B] notes [and Class C notes, Class D notes and Class E notes] and principal payments on the Class [A] notes but equal in priority to interest payments on the Class A notes. A Senior Swap Termination Payment to the swap counterparty could cause a shortfall in funds available on any payment date, in which case you may experience delays or reductions on the interest and principal payments of your notes.

If the interest rate swap agreement is terminated and no replacement is entered into and collections on the receivables and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.]

[Risks associated with the interest rate cap agreement(s)]	[The amounts available to the issuing entity to pay interest on and principal of all classes of the notes depend in part on the operation of the interest rate cap agreement(s) and the performance by the cap provider of its obligations under the interest rate cap agreement(s). The ratings of all the notes take into account the provisions of the interest rate cap agreement(s) and the ratings currently assigned to the cap provider.

During those periods in which LIBOR is substantially greater than the cap rate of [●]%, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement(s), the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest on and principal of your notes. Investors should make their own determinations as to the likelihood of performance by the cap provider of its obligations under the interest rate cap agreement.

Certain events (including some that are not within the control of the issuing entity or the cap provider) may cause the termination of the interest rate cap agreement. Certain of these events will not cause a termination of the interest rate cap agreement unless a majority of holders of notes vote to instruct the indenture trustee (as assignee of the rights of the owner trustee) to terminate the interest rate cap agreement. The holders of any class of notes may not have sufficient voting interests to cause or to prevent a termination of the interest rate cap agreement. In an early termination, a termination payment may be due to the issuing entity. The amount of any termination payment will be based on the market value of the interest rate cap agreement. Any termination payment could, if market interest rates and other conditions have changed materially, be substantial. If the cap provider fails to make a termination payment owed to the issuing entity, the issuing entity may not be able to enter into a replacement interest rate cap agreement and to the extent the interest rates on the Class A-[ ] notes exceed the fixed rate the issuing entity had been required to pay the cap provider under the interest rate cap agreement, the amount available to pay interest on and principal of the notes will be reduced. In addition, termination of the interest rate cap agreement may under certain circumstances constitute an event of default under the indenture. If the notes are accelerated after the interest rate cap agreement terminates, the indenture trustee may under certain circumstances liquidate the assets of the issuing entity. Liquidation would likely accelerate payment of all notes that are then outstanding. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. For a discussion of risks associated with the liquidation of the assets of the issuing entity, see “—You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated” in this prospectus.]

[The rating of a [swap counterparty] [cap provider] may affect the ratings of the notes]	[The issuing entity has entered into a [swap][ interest rate cap] agreement, and the rating agencies that rate the issuing entity’s notes will consider the provisions of the [swap][interest rate cap] agreement and the rating of the [swap counterparty][cap provider] in rating the notes. If a rating agency downgrades the debt rating of the [swap counterparty][cap provider], it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the [swap counterparty][cap provider] may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

1. assign the [swap][interest rate cap] agreement to another party;

2. obtain a replacement [swap][interest rate cap] agreement on substantially the same terms as the [swap][interest rate cap] agreement; or

3. establish any other arrangement satisfactory to the rating agencies.

Any [swap][interest rate cap] involves a high degree of risk. The issuing entity will be exposed to this risk should it use this mechanism. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes because a [swap][interest rate cap] is involved.]

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.]	[On one or more occasions following the closing date, the issuing entity may purchase receivables from the depositor, which, in turn, will acquire these receivables from the sponsor, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account (excluding investment earnings) that have not been used to purchase receivables by the end of the Funding Period. See “The Transfer Agreements and the Administration Agreement—Pre-Funding Account,” in this prospectus. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the depositor to obtain receivables meeting the requirements for sale to the issuing entity will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

[Lack of availability of additional receivables during the revolving period could shorten the average life of your notes.]	[During the revolving period, the issuing entity will not make payments of principal on the notes. Instead, the issuing entity will purchase additional receivables from the depositor. The purchase of additional receivables by the issuing entity will lengthen the average life of the notes compared to a transaction without a revolving period. However, an unexpectedly high rate of collections on the receivables during the revolving period, a significant decline in the number of receivables available for purchase or the inability of the depositor to acquire new receivables could affect the ability of the issuing entity to purchase additional receivables. If the issuing entity is unable to reinvest available amounts by the end of the revolving period, then the average life of the notes may be less than anticipated.]

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, [the] [each] originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with the sale of receivables to the depositor, [the] [each] originator, either directly or through the sponsor, will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. The sponsor or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the applicable originator or an affiliate, as applicable, in the financed vehicle. The servicer, [the] [each] originator or the sponsor may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity or the noteholders in the related receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	The servicer, in its capacity as custodian, will maintain possession of the original contracts for each of the receivables and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivables which may have priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over a contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. Some of these regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•       created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• created a new framework for the regulation of over-the-counter derivatives activities;

• expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•       created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on loan pricing with respect to finance companies such as the sponsor. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Failure to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the sponsor fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources to cover the applicable default amount.

Bankruptcy of SC, an originator or the depositor could result in delays in payments or losses on your notes.	Following a bankruptcy or insolvency of SC, an originator or the depositor, a court could conclude that the receivables for your series of notes are owned by SC, the applicable originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as SC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•       the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•       tax or government liens on SC’s, the applicable originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•       the fact that the issuing entity and the indenture trustee for your series of notes may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Additionally, the success of your investment depends upon the ability of the servicer to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, its business, financial conditions and results of operations and, ultimately, your notes may suffer.

Since July 2014, the sponsor has received civil subpoenas and civil investigative demands from various federal and state agencies, including from the U.S. Department of Justice under the Financial Institutions Reform, Recovery and Enforcement Act, the SEC and several state attorneys general, requesting the production of documents and communications that, among other things, relate to the origination, underwriting and securitization of auto loans for varying time periods since 2007. Investigations, litigation proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, may result in adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform its duties under the transaction documents.

In October 2016, the sponsor’s parent, Santander Consumer USA Holdings Inc. (“SC Holdings”) filed amendments to certain periodic reports previously filed with the SEC after determining that certain of its previously issued audited and unaudited financial statements should no longer be relied on and should be restated due to certain errors identified in such financial statements. See “The Sponsor” in this prospectus for a detailed description of such identified errors. Such errors in previously issued financial statements for the affected periods may result in adverse consequences to the sponsor or any of its subsidiaries or its affiliates, including without limitation, allegations of fraud by SC Holdings’ shareholders relating to the misstatement of certain income statement and balance sheet items, adverse settlements or judgments relating to such errors, or other actions. Such claims and actions, even if unsuccessful, could affect the ability of the sponsor to perform its duties under the transaction documents, could result in delays in payments on your notes or could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. If successful, such actions could affect the ability of the sponsor to perform its duties under the transaction documents, result in losses or delays in payments to you and affect the performance or market value of your notes and your ability to sell your notes in the secondary market.

In addition, because the largest shareholder of the sponsor’s parent, Santander Holdings USA, Inc. (“SHUSA”), is a bank holding company and because the sponsor provides third-party services to banks, the sponsor is subject to certain banking regulations, including oversight by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency, and the Bank of Spain. Such banking regulations could limit the activities and the types of businesses that the sponsor may conduct. The Federal Reserve has broad enforcement authority over bank holding companies and their subsidiaries. The Federal Reserve could exercise its power to restrict SHUSA from having a non-bank subsidiary that is engaged in any activity that, in the Federal Reserve’s opinion, is unauthorized or constitutes an unsafe or unsound business practice, and could exercise its power to restrict the sponsor from engaging in any such activity. The Federal Reserve may also impose substantial fines and other penalties for violations that the sponsor may commit. Additionally, the Federal Reserve has the authority to approve or disallow acquisitions that the sponsor may contemplate, which may limit the sponsor’s future growth plans. To the extent that the sponsor is subject to banking regulation, the sponsor could be at a competitive disadvantage because some of its competitors are not subject to these limitations.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes. See “Bankruptcy of SC, an originator or the depositor could result in delays in payments or losses on your notes” above.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities due to the servicing fee structure.	Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the controlling class have the ability to waive any servicer replacement event.

In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor servicer; or

•       the ability of the successor servicer to perform the obligations and duties of the servicer under the sale and servicing agreement. Furthermore, there is no guarantee that a replacement servicer would be able to service the receivables with the same degree of skill as the servicer.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time . At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in the disruption of normal servicing activities, increased delinquencies and/or defaults on the receivables and delays and/or reductions in the interest and principal payments on your notes.

Commingling of assets by the servicer could reduce or delay payments on the notes.	Subject to the satisfaction of the following conditions, • no servicer replacement event exists under the transaction documents; and

• each other condition to making monthly or less frequent deposits as may be set forth in the transaction documents is satisfied;

the servicer will not be required to deposit collections into the collection account until the business day prior to the day on which the funds are needed to make the required distributions to noteholders as further described under “The Transfer Agreements and the Administration Agreement—Deposits to the Collection Account” in this prospectus. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to noteholders may occur.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer may from time to time offer obligors a temporary reduction in payment and/or an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the notes. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the last day of the collection period immediately prior to the final scheduled payment date for the Class [D][E] notes.

In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its serving discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the hired agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Financial market disruptions and the absence of a secondary market for the notes could limit your ability to resell your notes.	The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. There is no assurance that a market for the offered notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Additionally, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, government regulation, increased capital requirements for financial institutions, the lowering of ratings on certain asset-backed securities and other market disruptions, such as the current uncertainty surrounding the future of the United Kingdom’s relationship with the European Union, have caused or may in the future cause a significant reduction in liquidity in the secondary market for asset-backed securities. Any of these events could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes.

There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Book-entry system for the notes may decrease liquidity and delay payment.	Because transactions in the notes generally can be effected only through DTC, participants and indirect participants:

•       your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•       you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you, and DTC will then credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants; and

•       you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—General”, “—Delivery of Notes” and “—Book-Entry Registration” in this prospectus.

If your notes are in book-entry form, your rights can only be exercised indirectly.	If your notes are initially issued in book-entry form, you will be required to hold your interest in your notes through DTC in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within DTC, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. Notes initially issued in book-entry form will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the transaction parties will not recognize you as a holder of the notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SC; and

•	[deposit the pre-funded amount, if any, into the pre-funding account; and] make the initial deposit into the reserve account.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the indenture trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters, the indenture trustee, [the swap counterparty,] and/or their respective affiliates. In connection with the offering of the offered notes, one or more of the underwriters have agreed to reimburse the issuing entity for certain fees and expenses. See “Underwriting” in this prospectus.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Santander Drive Auto Receivables Trust 20[●]-[●] is a [statutory trust formed on [                    ] [●], 20[●], under the laws of the State of Delaware] [common law trust formed on [            , 20[    ] under the laws of the State of [New York] [Delaware]] for the purpose of owning receivables and issuing notes. The issuing entity will be operated pursuant to a trust agreement. SC will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $[100,000] representing the beneficial interest in the issuing entity, which will be subordinated to the notes. Only the notes [(other than the Class E notes)] are being offered hereby, but the depositor may transfer all or a portion of the certificates to an affiliate or sell all or a portion of the certificates on or after the closing date. [However, the portion of the certificates retained by the depositor to satisfy Regulation RR will not be sold or transferred except as permitted by Regulation RR. See “The Sponsor—Credit Risk Retention.”] On each payment date, the certificateholders will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	[entering into and performing its obligations under the interest rate [swap][cap] agreement;]

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in [                    ], Delaware, in care of [                    ], as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The expected assets of the issuing entity as of the closing date will be as follows:

Receivables	$[●]
[Pre-Funding Account – Initial Balance]	$[●]
Reserve Account – Initial Balance	$[●]
[Yield Supplement Overcollateralization Amount]	$[●]

The expected liabilities of the issuing entity as of the closing date will be as follows:

Class A-1 Asset Backed Notes		$[●]
Class A-2[-A] Asset Backed Notes [Class A-2-B Asset Backed Notes]	}	$[●]
Class A-3 Asset Backed Notes		$[●]
Class B Asset Backed Notes		$[●]
Class C Asset Backed Notes		$[●]
Class D Asset Backed Notes		$[●]
[Class E Asset Backed Notes](1)		$[●]

Total		$[●]

(1)	[The Class E notes are not being offered hereby.]

[The issuing entity will also be liable for payments to the swap counterparty as described in “The Notes – Interest Rate Swap Agreement.”][The issuing entity will also be liable for the premium to the cap provider as described in “The Notes—Interest Rate Cap Agreement.”]

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. [The receivables are substantially all obligations of sub-prime credit quality obligors.]

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date [and on each funding date] and payments made on the receivables [on or] after the [initial] cut-off date [and related subsequent cut-off date, as applicable];

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•	all receivable files relating to the receivables evidencing the related original motor vehicle retail installment sale contracts and/or installment loans and all certificates of title to the related financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

[•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;]

•	rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements and the Administration Agreement—Sale and Assignment of Receivables.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement, limited liability company agreement or limited partnership agreement of the issuing entity, as applicable. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

[[                    ] will act as “owner trustee” under the trust agreement. [                    ] is a [                    ] existing under the laws of [                    ] authorized to exercise trust powers. The owner trustee maintains its principal office at [                    ]. [                    ] has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.]

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The servicer will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the owner trustee, see “— Role of the Owner Trustee and Indenture Trustee” and “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and the administrator will remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if such owner trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee for such issuing entity and payment of all fees and expenses owed to the outgoing owner trustee.

The Indenture Trustee

[[                    ], a [                    ], is the “indenture trustee” under the indenture for the benefit of the noteholders. ]

[The indenture will be administered from the indenture trustee’s corporate trust office located at [                    ].]

[[                    ] has provided corporate trust services since [●]. As of [                    ], 20[●], [                    ] was acting as trustee with respect to over [●] issuances of securities with an aggregate outstanding principal balance of over $[●] trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.]

[The indenture trustee shall make each monthly statement available to the Noteholders via the indenture trustee’s internet website at [                    ]. Noteholders with questions may direct them to the indenture trustee’s bondholder services group at (    )         -        .]

For a description of the roles and responsibilities of the indenture trustee, limitation of liability and indemnity provisions applicable to the indenture trustee, and provisions governing resignation and removal of the indenture trustee, see “The Indenture”, “The Transfer Agreements and the Administration Agreement” and —Role of the Owner Trustee and Indenture Trustee” in this prospectus.

[As of [                    ], 20[●],[                    ] was acting as indenture trustee, registrar and paying agent on [●] issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $[●].]

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The depositor and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates. The servicer will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the servicer, they will be payable out of Available Funds as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

Role of the Owner Trustee and Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale and servicing agreement, trust agreement, administration agreement, indenture, asset representations review agreement, the securities or any receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the sale and servicing agreement, trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

The owner trustee or indenture trustee will be under no obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture— Noteholder Communication; Lists of Noteholders”), unless those noteholders have offered to the owner trustee or indenture trustee reasonable security or indemnity against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

The owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

SC, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus.

[For a further description of the roles and responsibilities of the indenture trustee, see “The Indenture” and “The Transfer Agreements and the Administration Agreement” in this prospectus.]

THE DEPOSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SC, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity and to prepare and file registration statements, prospectuses relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SC pursuant to contribution or purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc., an Illinois corporation, is the sponsor, an originator and will also serve as the servicer, the administrator and the custodian with respect to the receivables. The principal place of business of SC is 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach SC by telephone at (214) 634-1110. SC and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over [    ] securitizations of sub-prime auto contracts.

SC was incorporated on November 23, 1981 in the State of Illinois. SC is a wholly-owned subsidiary of Santander Consumer USA Holdings Inc., a Delaware corporation (“SC Holdings”). Shares of SC Holdings’ common stock have been listed for trading on the New York Stock Exchange under the ticker symbol “SC”. Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”) and wholly-owned direct subsidiary of Banco Santander, S.A., is the largest shareholder of SC Holdings. SHUSA currently owns approximately 59% of the common stock of SC Holdings. On July 2, 2015, SC Holdings announced the departure of Thomas G. Dundon from his roles as the Chairman and Chief Executive Officer of SC and from other positions that he held with subsidiaries of SC Holdings, effective as of the close of business on July 2, 2015. In connection with his departure, on July 2, 2015, Mr. Dundon entered into a separation agreement, pursuant to which, among other things, SC Holdings was deemed to have irrevocably exercised its option to acquire all of the shares of SC common stock owned indirectly by Mr. Dundon, subject to the receipt of all required regulatory approvals. On April 1, 2016, Mr. Dundon submitted his resignation from the SC Holdings Board, effective immediately, to pursue other interests.

Since July 2014, the sponsor has received civil subpoenas and civil investigative demands from various federal and state agencies, including from the U.S. Department of Justice under the Financial Institutions Reform, Recovery and Enforcement Act, the United States Securities and Exchange Commission and several state attorneys general, requesting the production of documents and communications that, among other things, relate to the origination, underwriting and securitization of auto loans for varying time periods since 2007. Investigations, litigation proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, may result in adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor to perform its duties under the transaction documents.

SC has been advised by SHUSA that SHUSA became subject to a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Boston. The Written Agreement requires SHUSA to make enhancements with respect to, among other matters, board and senior management oversight of the consolidated organization, risk management, capital planning and liquidity management. We do not expect the Written Agreement to have any adverse impact on either SC’s or the issuing entity’s ability to perform any of its respective obligations under the transaction documents.

In October 2016, SC Holdings filed amendments to certain periodic reports previously filed with the SEC after determining that its previously issued audited financial statements for the years ended December 31, 2015, 2014 and 2013, and previously issued unaudited financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, 2015 and 2014, June 30, 2015 and 2014 and September 30, 2015 and 2014 should no longer be relied on and should be restated due to certain errors identified in such financial statements relating to (i) SC Holdings’ methodology for accreting dealer discounts, subvention payments from manufacturers and capitalized origination costs, (ii) SC Holdings’ lack of consideration of net discounts when estimating the allowance for credit losses and (iii) the discount rate used in determining the impairment for loans accounted for as troubled debt restructurings. SC Holdings has reviewed all critical relationships and does not foresee a material interruption in, or change to, normal business activities related to the delayed and amended filings. The financial statement errors relate to non-cash items and have no material impact on net cash from operating activities, investing activities or financing activities.

Additional information about SC Holdings, including information contained in required annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, is on file with the SEC under the name “Santander Consumer USA Holdings Inc.” and file number 001-36270.

No securitizations sponsored by SC, or its predecessors Drive Financial Services LP (“Drive FS”) or FirstCity Funding LP (“FirstCity Funding”), have defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

[One of the underwriters is an affiliate of the sponsor.] [An affiliate of the sponsor is the [swap][cap] counterparty.]

Credit Risk Retention

[The depositor, a wholly owned subsidiary of SC, will be the initial holder of [a portion of] the issuing entity’s certificates. SC, through its ownership of the depositor, intends to retain an interest in the transaction in the form of the certificates. The certificates represent 100% of the beneficial interest in the issuing entity and, as of the closing date, SC expects that[ the certificates will have a face amount of $[●]] [the residual value of the issuing entity’s assets, after payment in full of the notes, will be $[●]], which is equal to approximately [●]% of the [adjusted] pool balance as of the cut-off date.]

[Insert disclosure required by Items 1104(g), 1108(e) or 1110(a)(3) of any hedges materially related to the credit risk of the securities.]

[Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible vertical interest” in an [aggregate] amount equal to at least 5% of all of the notes and certificates issued by the issuing entity.

The eligible vertical interest retained by the depositor will take the form of at least [●]% of each class of notes and certificates issued by the issuing entity, though the depositor may retain more than [●]% of one or more classes of notes or of the certificates. The notes of each class retained by the depositor (or another majority-owned affiliate of SC) as part of the “eligible vertical interest” will have the same terms as all other notes in that class, except that the notes retained by the depositor will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document, as described in “The Notes—Notes Owned by Transaction Parties.” The certificates are non-interest bearing and on each payment date entitle the certificateholders to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will be subordinated to the notes to provide credit enhancement for the notes because [no payments will be made on the certificates until the notes have been paid in full][no payments will be made on the certificates after an event of default until the notes have been paid in full]. The certificates are not offered under this prospectus.

In accordance with Regulation RR, if the amount of the eligible vertical interest retained by the depositor at closing is materially different from the amount described above, within a reasonable time after the closing date we will disclose that material difference. [This disclosure will be made on [Form 8-K] filed under the CIK number of the depositor.]

[The depositor may transfer all or a portion of the eligible vertical interest to another majority-owned affiliate of SC [on or] after the closing date.]]

[Pursuant to Regulation RR, SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates of [a combination of] an [“eligible vertical interest”] [and an] [“eligible horizontal residual interest”] in an [aggregate] amount equal to at least 5% of the [fair value, as of the closing date, of] all of the notes and certificates to be issued by the issuing entity.

[Retained vertical interest: The retained eligible vertical interest will take the form of at least [●]% of each class of notes and certificates issued by the issuing entity, though SC or one or more of its majority-owned affiliates may retain more than [●]% of one or more classes of notes or of the certificates. The material terms of the notes are described in this prospectus under “The Notes.” The notes of each class retained by SC or one or more of its majority-owned affiliates as part of the “eligible vertical interest” will have the same terms as all other notes in that class, except that such retained notes will not be included for purposes of determining whether a required percentage of any class of notes have taken any action under the indenture or any other transaction document, as described in “The Notes – Notes Owned by Transaction Parties.” As described under “The Transfer Agreements and the Administration Agreement – Priority of Payments” and “The Transfer Agreements and the Administration Agreement – Priority of Payments Will Change Upon Events of Default that Result in Acceleration” [below], distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. On any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administrative Agreement – Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The other material terms of the certificates are described in this prospectus under “Summary of Terms - The Certificates.”

In accordance with Regulation RR, if the amount of the eligible vertical interest retained at closing is materially different from the amount described above, within a reasonable time after the closing date we will disclose that material difference. [This disclosure will be [made on Form 8-K filed under the CIK number of the depositor][included in the first 10-D filed by the depositor after the closing date].]

[Retained horizontal interest: The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates.

SC determined the fair value of the notes and the issuing entity’s certificates in accordance with a fair value measurement framework under generally accepted accounting principles.

In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

Level 1: Fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

Level 2: Fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3: Fair value is calculated using unobservable inputs, such as the sponsor’s data.

SC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. SC believes that the fair market value of the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of significant unobservable inputs on key assumptions, including historical default rates and adjustments to reflect prepayment rates based on available data from a comparable securitization transaction of similar assets, discount rates reflective of recent historical equity yields, and recovery rates based on the average severity utilizing reported severity rates and loss severity utilizing available market data from a comparable securitized pool.

The fair value of each class of notes is assumed to be substantially equal to the initial principal amount of that class [and with respect to the Class A-2 notes, the initial principal balance of the Class A-2-A notes is assumed to be $[●] and the initial principal balance of the Class A-2-B notes is assumed to be $[●]], and interest [is assumed to][will] accrue on the notes consistent with the following per annum coupon rates: Class A-1 notes, [●]%[-[●]%], Class A-2[-A] notes, [●]%[-[●]%], [Class A-2-B notes, LIBOR + [●]%[-LIBOR + [●]%]], Class A-3 notes, [●]%[-[●]%], Class B notes, [●]%[-[●]]%, Class C notes, [●]%[-[●]]%, and Class D notes, [●]%[-[●]%].

[These interest rates are estimated based on recent pricing of asset-backed notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk given the collateral and credit enhancement for privately-placed asset-backed notes secured by sub-prime motor vehicle receivables in similar transactions.]

To calculate the fair value of the issuing entity’s certificates, SC used a discounted cash flow method which uses the forecasted cash flows payable to the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield of the certificates. SC used an internal model to project future interest and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, transaction fees and expenses and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The resulting net cash flows to the certificates are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificates and the credit risks of the receivables.

In connection with the discounted cash flow calculation described above, SC made the following additional assumptions:

•	interest accrues on the notes at the rates described above [and, in determining the payments on the Class A-2-B notes, one-month LIBOR is assumed to reset consistent with the applicable forward rate curve as of [the cut-off date], or if such date is not a Business Day, the next Business Day];

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

•	projected cash flows to the certificates are discounted at [●]%;

•	interest and principal payments on the receivables are calculated using the hypothetical pools and related pool characteristics described under “Weighted Average Lives of the Notes”;

•	[during the funding period, all funds on deposit in the pre-funding account will be used to acquire subsequent receivables;]

•	[during the revolving period, all amount otherwise available to make principal payments on the notes will be applied to purchase additional receivables from the depositor;]

•	[the receivables prepay in full at a [●]% CRR based on amortization arising from prepayments, where “CRR” means the “Conditional Repayment Rate” and which represents the annualized expected rate of voluntary prepayment of principal as a percentage of the outstanding principal balance of the receivables and is one of the primary methodologies used to evaluate such expected voluntary prepayments];

•	cumulative net losses on the receivables from the cut-off date through maturity of the receivables, as a percentage of the initial pool balance, equal [●]% and from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, equal [●]%; and

•	cumulative net losses on the receivables from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	[●]%	25	[●]%
2	[●]%	26	[●]%
3	[●]%	27	[●]%
4	[●]%	28	[●]%
5	[●]%	29	[●]%
6	[●]%	30	[●]%
7	[●]%	31	[●]%
8	[●]%	32	[●]%
9	[●]%	33	[●]%
10	[●]%	34	[●]%
11	[●]%	35	[●]%
12	[●]%	36	[●]%
13	[●]%	37	[●]%
14	[●]%	38	[●]%
15	[●]%	39	[●]%
16	[●]%	40	[●]%
17	[●]%	41	[●]%
18	[●]%	42	[●]%
19	[●]%	43	[●]%
20	[●]%	44	[●]%
21	[●]%	45	[●]%
22	[●]%	46	[●]%
23	[●]%	47	[●]%
24	[●]%	48	[●]%

SC developed these inputs and assumptions by considering the following factors:

•	Discount rate applicable to the certificate cash flows – estimated to reflect the credit exposure to the residual cash flows, and derived using qualitative factors which take into account the equity-like component of the first-loss exposure due to the lack of an actively traded market in asset-backed certificates;

•	[CRR – estimated considering the composition of the pool of receivables and the performance of securitized pools of receivables in previous securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform];

•	Cumulative net loss rate – includes default and recovery rates, and developed considering SC internal loss expectations, the composition of the pool of receivables, the performance of prior securitized pools of receivables under the Santander Drive Auto Receivables Trust platform, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the hired agencies; and

•	[Cumulative net loss timing curve – developed based on the shape of historical securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform, and taking into account the composition of the underlying pools of receivables].

Based upon the foregoing inputs and assumptions, SC expects the entire portion of the issuing entity’s certificates to have a fair value of [between $[●] and $[●], which is between [●]% and [●]%][approximately $[●], which is approximately [●]%] of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately [●]% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of [between $[●] and $[●]][approximately $[●]], which is expected to be at least 5% of the expected fair value of all of the notes and certificates to be issued by the issuing entity. The fair values disclosed above are based on the inputs and assumptions described above. A differing opinion regarding the appropriate inputs and assumptions could materially change the determination of the fair value of the certificates. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above and the actual performance of the receivables is likely to differ from the assumed performance (such as the amount of cumulative net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first investor report, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificates are expected to be retained by the depositor or another majority-owned affiliate of SC on the closing date, the first investor report will also disclose the portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR.

As described under “The Transfer Agreements and the Administration Agreement – Priority of Payments” and “The Transfer Agreements and the Administration Agreement – Priority of Payments Will Change Upon Events of Default that Result in Acceleration” [below], distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administrative Agreement – Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “Summary of Terms - The Certificates.”]

SC does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. All or a portion of the retained eligible horizontal residual interest may be transferred to any other majority-owned affiliate of SC on or after the closing date.

To the extent the depositor’s retained economic interest is intended to satisfy the requirements of Regulation RR, the depositor will not transfer or enter into any hedging transaction with respect to its retained economic interest except as permitted under Regulation RR.

[Insert disclosure required by Items 1104(g), 1108(e) or 1110(a)(3) of any hedges materially related to the credit risk of the securities.]

THE ORIGINATORS

The receivables may be originated by SC or by any other entity identified in this prospectus. We use the term “originators” to refer to SC, any of its affiliates or any other entity that originates motor vehicle retail installment sale contracts and/or installment loans transferred to the depositor, as specified in this prospectus, and “originator” to refer to any one of them.

[Approximately [●]% of the receivables (by aggregate cut-off date balance) were originated directly by SC. [Provide disclosure regarding the percentage of receivables purchased from any material third party originator.] SC acquired approximately [●]% of the receivables (by aggregate cut-off date balance) from certain [other] unaffiliated third-party originators, either after the receivables had been originated by those originators or through certain pass-through arrangements.]

[Insert the disclosure required by Item 1110 regarding (a) any originator or group of originators that originated, or is expected to originate, 10% or more of the pool assets and (b) any originator(s) originating less than 10% of the pool assets if the cumulative amount originated by parties other than the sponsor or its affiliates is more than 10% of the pool assets.]

The following is a description of the origination, underwriting and servicing procedures used by SC with respect to the receivables originated by SC and transferred to the issuing entity. The following description does not include any information about the origination and underwriting procedures used by any unaffiliated third-party originators from which SC acquired any receivables transferred to the issuing entity.

The originators originated or acquired the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. The sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivables and Calculation Methods

Each receivable is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the receivable over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.

The contract term is determined by a number of factors which may include the age and mileage of the financed vehicle. Interest rates may be determined on the basis of the credit quality of the obligor and/or the maximum rate which may be charged by law. Receivables that represent the obligations of sub-prime credit obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

Receivable Origination Channels

SC primarily originated the receivables by purchasing motor vehicle installment sales contracts from dealers pursuant to a dealer agreement between SC and the dealer. In addition, SC originated some of the receivables (i) directly from the obligor through its direct lending platform and (ii) through pass-through arrangements in place with third parties. As discussed above, SC also acquires receivables from time to time from third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Under its direct lending platform, SC originates loans through applications submitted electronically over the internet. If an application is approved under SC’s credit guidelines, the applicant is provided a loan packet including a note and security agreement. The completed packet is submitted by the dealer (or, in some cases, by the obligor) and verified against SC’s credit and pricing guidelines prior to funding.

Under the pass-through arrangements, applications are directed to SC who may approve the application for funding. In most cases, these “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SC, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SC funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SC the following day.

Underwriting

Receivables originated by SC generally are approved based upon its pricing and origination guidelines, with particular emphasis on the following underwriting criteria: (i) collateral type and quality, such as vehicle age and mileage; (ii) loan-to-value ratio (“LTV”); (iii) amount of cash down payment and/or trade equity; (iv) affordability measures (loan-to-income ratio, payment-to-income ratio, debt-to-income ratio, minimum income and maximum payment amount); and (v) the length and depth of credit history.

Credit Risk Management

Overview

SC’s credit risk management department monitored origination activities and portfolio performance and supported senior operations management with respect to the origination of the receivables originated by SC. The department monitored and analyzed loan applicant and credit bureau data, credit score information, loan structures and pricing terms. The department was also responsible for developing SC’s credit scorecards, pricing models and monitoring their performance.

SC’s credit risk management department monitored portfolio performance at a variety of levels including total company, market and dealer. The analysis of the results was the basis for ongoing changes to origination strategies including credit policy, risk-based pricing programs and eventual changes to the scoring model. The department also monitored adherence to underwriting guidelines.

Credit Scoring [and Loss Forecasting]

SC utilized a proprietary credit scoring model to support the credit decision process and to differentiate applicant credit risk with respect to the origination of the receivables originated by SC. Based on this risk-ranking, SC determined the expected default rate for each applicant and was able to rank order credit risk accordingly, which enabled SC to evaluate credit applications for approval and tailor loan pricing and structure. SC’s credit scoring model was developed utilizing a statistical analysis of consumer origination data, pooled data purchased from the national credit bureaus and subsequent portfolio performance for SC.

SC’s credit scoring model considered data contained in the applicant’s credit application and credit bureau report (including the length and depth of credit history) as well as the structure of the proposed receivable and produced a statistical assessment of these attributes. This assessment was used to segregate applicant risk profiles and determine whether risk was acceptable and the price SC should charge for that risk. SC’s credit scorecards were monitored through comparison of actual versus projected performance by score. While SC employed a credit scoring model in the credit approval process, credit scoring does not eliminate credit risk.

[In addition to generating a credit score, SC also generated a proprietary loss forecasting score for each funded loan. The proprietary loss forecasting score was used by SC to further assess the probability that a funded loan will default, and was based on the data used under SC’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SC’s credit risk management department considered relevant in the development of SC’s proprietary loss forecasting model.]

Pricing Model

SC utilized a proprietary pricing model to develop a risk-based pricing program and credit policy. This pricing model allowed SC to underwrite loans that met minimum profit thresholds by considering various inputs including credit scores, deal structure, credit history, collateral quality and various expenses.

Contracting and Funding

Receivables contracts are originated in either tangible or electronic form.

In the case of dealer-originated receivables evidenced by tangible contracts, contract packages were sent by the dealers to SC. Key documentation was scanned to create electronic images and electronically forwarded to that originator’s centralized receivable processing department. The original documents were subsequently sent to an outsourced storage location and stored in a fire resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviewed the contract packages for proper documentation and regulatory compliance and completed the entry of information into SC’s loan accounting system.

When SC received a completed application through its direct lending program, SC performed a series of procedures designed (i) to substantiate the accuracy of information critical to SC’s credit decision and (ii) to confirm that any documentation required complied with SC’s underwriting criteria and state and consumer statutes and regulations.

[Tangible and Electronic Contracting]

[Following dealer and customer signing of a tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable receivable to an imaging center, where a third-party contractor images the documentation and transmits the image directly to the servicer’s computer systems for review by the originator, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable receivable. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated vaulting and security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

The case of receivables evidenced by electronic contracts, SC has contracted with a third-party to facilitate the process of creating and storing those electronic contracts. The third-party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third-party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third-party’s system, a Dealer originates electronic retail installment contracts and then transfers these electronic contracts to SC.

The third party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify SC as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of Record to a successor owner of record.] Once dealer-originated receivables were cleared for funding, the funds were transferred, electronically or via check, to the dealer. Upon funding of the receivable, SC acquired a perfected security interest in the motor vehicle that was financed.

When SC received a completed application through its direct lending program, SC performed a series of procedures designed (i) to substantiate the accuracy of information critical to SC’s credit decision and (ii) to confirm that any documentation required complied with SC’s underwriting criteria and state and consumer statutes and regulations.

THE SERVICER

[SC will be the servicer. SC, as successor to Drive FS and FirstCity Funding, has been servicing sub-prime motor vehicle installment sale contracts since 1997. In addition, SC has acted as servicer for over [●] securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SC since the first quarter of 1998, as well as [●] acquired securitizations. SC also services contracts for third parties.]

[All servicing and processing for the receivables will be performed by the servicer. The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SC is set forth below under “Servicing by SC.”

The servicer will have the right to delegate, at any time without notice or consent, certain servicing and processing responsibilities of the receivables to other entities pursuant to the sale and servicing agreement, and intends to delegate certain of its responsibilities with respect to performing receivables to Santander Consumer International Puerto Rico LLC (“SCI”) on the closing date. SCI is a Puerto Rico limited liability company formed on November 17, 2015. SCI is a wholly-owned direct subsidiary of the servicer. SCI has no servicing history and currently does not own any receivables for its own account. However, SCI has hired certain of the servicer’s former key servicing personnel, and SCI will utilize the servicer’s systems in connection with the fulfillment of the duties delegated to it by the servicer. In addition, the servicing practices and procedures of SCI with respect to the receivables are substantially the same as the servicing practices and procedures of the servicer with respect to such receivables. See “Servicing by SC” below for a description of such practices and procedures.

The subservicing arrangement between the servicer and SCI is governed by the servicing agreement, dated as of July 15, 2016, by and between the servicer and SCI and the program portfolio schedule (SDART Publicly Registered Transactions), dated as of July 15, 2016, by and between the servicer and SCI (collectively, the “Subservicing Agreement”). If the servicer delegates certain servicing responsibilities to SCI on the closing date, a copy of the subservicing agreement will be filed on Form 8-K by the issuing entity. Among the responsibilities that the servicer intends to delegate to SCI is the responsibility to manage performing receivables, including but not limited to updating records regarding collections, responding to inquiries of obligors, investigating delinquencies and sending invoices or payment coupons to obligors. The subservicing agreement requires SCI to perform such services using the degree of skill and attention that SCI exercises with respect to all comparable motor vehicle receivables that it services for itself or others and that is consistent with its customary servicing practices. The servicer does not intend to delegate to SCI responsibilities relating to non-performing receivables. The servicer also does not intend to delegate to SCI responsibilities that are not directly related to asset servicing, such as the preparation of the monthly report to noteholders or the preparation of payment instructions to the indenture trustee. Further, the servicer will continue to act as custodian of the contract files for the receivables.

The subservicing agreement provides that, upon the occurrence of a servicing trigger with respect to a receivable, all servicing activities relating to such receivable immediately shall be transferred to the servicer and SCI shall have no further duties with respect to such receivable. If the event which caused such servicing trigger is cured or no longer exists, all servicing activities with respect to the related receivable will immediately be transferred to SCI. For purposes of this paragraph, a “servicing trigger” will apply with respect to a receivable and any date of determination if such receivable does not meet the following characteristics as of the close of business on such date: (a) is not more than 60 days past due as of the close of business on such date; (b) is designated on the servicer’s or SCI’s system as “Open,” indicating that the receivable is not closed; (c) is designated on the servicer’s or SCI’s system as “Active,” indicating that the receivable is not charged-off; (d) has a blank “Status Code” on the servicer’s or SCI’s system, which code indicates that a receivable is in a special servicing category such as (without limitation): Assigned for Repo, Bankruptcy, Deficiency, Insurance, Post Charge-off, Repossessed, Unwind or Uncollectible (each as defined by the servicer or SCI, as applicable); and (e) has a blank “Class Code” on the servicer’s or SCI’s system, which code indicates that a receivable is in a special servicing sub-category or “Status Code,” such as (without limitation): Chapter 13, Chapter 7, Chapter 13 Paying, Chapter 7 Paying, Abandon, Assigned to Attorney, Bankruptcy Deficiency, Credit Bureau Dispute, Cease and Desist, Demand Call, Dealer Note Funded, Dealer Unwind, Garnishment, Government Seizure, Impound, Insurance Deficiency, Involuntary Surrender, Lien Loss, Non Collateralized, Redemption Pending, Skip, Small Balance, Sailors and Soldiers, Stolen or Voluntary Surrender (each as defined by the servicer or SCI, as applicable).

The servicer may delegate servicing responsibilities under the sale and servicing agreement to SCI effective as of the closing date or as of a future time after the closing date. Such delegation will not release the servicer of its responsibility with respect to its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

SCI will be entitled to a fee payable directly by the servicer and not by the issuing entity or from Available Funds.

See “The Transfer Agreements and the Administration Agreement—Collection and Other Servicing Procedures” in this prospectus and “The Transaction Documents” in this prospectus which describe other obligations of the servicer under the sale and servicing agreement.]

[To the extent not described in this prospectus, identify any servicer contemplated by Item 1108(a)(2) and provide the information required by paragraphs (b), (c) and (d) of Item 1108, as applicable, for each servicer contemplated by paragraphs (a)(2)(i), (ii) and (iv) of Item 1108 and each unaffiliated servicer identified in paragraph (a)(2)(iii) of Item 1108 that services 20% or more of the pool assets.]

SERVICING BY SC

Overview

The following disclosure relating to the servicing practices and procedures of SC is also applicable to SCI, as subservicer.

SC’s servicing practices are closely integrated with the origination platform of SC. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria.

Collections

Collections are primarily performed at the servicing centers in North Richland Hills, Texas, Lewisville, Texas, Centennial, Colorado and Mesa, Arizona. The servicing practices associated with sub-prime receivables vary depending on the behavioral score of the obligor and include: (i) attempting telephonic communication after a missed payment; (ii) making evening and weekend collection calls; and (iii) if the collection department is unsuccessful in contacting an obligor by phone, alternative methods of contact, such as location gathering via references, employers and landlords, physical letter delivery, credit bureaus or cross directories are pursued. SC uses monthly billing statements to serve as a reminder to obligors as well as an early warning mechanism in the event an obligor has failed to notify SC of an address change. Payment remittance channels include mail through SC’s lockbox service, overnight delivery services, a customer website, an interactive voice response system, third party payment processing services and verbally with SC’s customer service and collections staff. Credit, debit and ACH payments are all accepted through these payment avenues.

On a daily basis, SC’s integrated servicing system determines accounts eligible for treatment with its early stage, late stage, and loss prevention servicing practices based upon risk of the obligor and projected loss severity. Risk assessment directs several courses of action, including delaying collection activity based upon the likelihood of self-curing, directing an account to SC’s early stage delinquency management group or forwarding the account for accelerated/specialty treatment (i.e., bankruptcy, repossessions, impounded units, skip tracing, etc.). To assist in the servicing process, SC’s employees have the ability to access original contract documents through its imaging system, as well as the availability to offer a due date change, extension, temporary reduction in payments, and in rare cases, a hardship re-write.

The collection process is divided into stages. The number of days a receivable is delinquent enough to trigger any stage in the collection process varies depending on the behavioral and credit quality of the related obligor. The first stage in the collection process is early stage collections. SC utilizes outsourcing partners to assist in servicing receivables at the earliest stages of delinquency. SC’s outsourcing partners utilize the same platform, systems, and quality assurance metrics as its direct employees. SC’s early stage customers are generally in a pooled environment and contacted through its integrated telephony system where the call and customer information are delivered to employees simultaneously. The second stage in the collection process is late stage collections. Receivables within the second stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of late stage collections is to reduce delinquency, mitigate loss and limit the number of receivables that roll to SC’s potential loss group. If the delinquency is not cured during the late stage collections process, repossession of the vehicle may be recommended. The potential loss group services receivables that move past the late stage collections process. Receivables within this stage are worked by SC’s most experienced employees. Potential loss employees utilize heavy skip tracing and negotiating skills to determine the “collectability” or location of the receivable.

At times, SC, in accordance with its servicing policies, offers payment extensions to obligors who have encountered temporary financial difficulty. SC has developed a proprietary score which assesses the obligors’ capacity to make future payments. SC currently utilizes an industry-standard extension policy. A collector must obtain a written or recorded acknowledgment from the obligor before granting an extension. No extensions may be granted until at least 6 months after the account was originated; exceptions to the extension policy, including hardship re-writes, are limited and require management approval. SC may also temporarily reduce the monthly payment amount for certain obligors for a maximum of 6 months. This temporary reduction may only be granted after an obligor has made at least 6 payments and is only offered once during the life of a loan.

Charge-off Policy

Repossessions. Receivables related to repossessed vehicles are charged off in the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) 91 days following the vehicle’s repossession date; and (c) the month in which the account becomes contractually delinquent greater than 4 months. The amount of the initial charge-off shall be equal to the then current outstanding receivable principal balance less the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossession, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

Bankruptcies. If a notice of bankruptcy with respect to a receivable is received, the receivable will be charged off (at the time described in the next sentence) in an amount equal to the current outstanding principal balance of the account. The charge-off will be made upon the earlier to occur of (a) the month in which the account becomes contractually delinquent greater than 4 months or (b) receipt of notice of the results of the bankruptcy proceeding, indicating that a charge-off or adjustment for a “cram down” is appropriate. Any notice of the result of a bankruptcy proceeding received after the receivable is charged off will result in the reinstatement of the receivable under the new terms or the recovered vehicle being sold following repossession, as appropriate. The resulting collections will be treated as recoveries.

Skips. A “skip”, an account for which SC has been unsuccessful in locating either the obligor or the financed vehicle, is charged off in an amount equal to the then current outstanding principal balance of the receivable in the month the account becomes contractually delinquent greater than 4 months. If continued collection efforts result in subsequent contact with the obligor or the financed vehicle and the financed vehicle is repossessed and sold, then any proceeds from the disposition of the financed vehicle (net of the costs incurred in the repossessing, storing and disposing of the vehicle) and any rebates from the cancellation of any outstanding insurance policies or extended service contracts are recorded as recoveries.

Thefts or collisions. Theft or collision accounts are charged off in the month in which the account becomes contractually delinquent greater than 4 months. The charge-off is equal to the then current outstanding balance of the receivable. Insurance proceeds received after an account is charged off are recorded as recoveries.

Receivables are placed in “non-accrual” status when they are greater than 60 days delinquent. Accrued and unpaid interest is reversed at the time the receivable is placed in non-accrual status. Charged-off receivables are pursued for any deficiencies by SC until such time as it is judged that no further recoveries can be effected. SC has the ability to establish payment schedules for deficiencies and/or negotiate lump sum settlements of deficiencies. However, SC will be subject to certain limitations in the sale and servicing agreement with respect to any modifications of the receivables.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights. Repossessions are handled by independent repossession firms managed by “Repossessions Consolidator” companies contracted by SC. All repossessions, other than those relating to bankrupt accounts or previously charged off accounts, must be approved by a collections manager. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at public auction or at a private sale. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the receivable. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivable, and the resulting deficiency is charged off. The servicer pursues collection of deficiencies when it deems such action to be appropriate.

The decision to repossess a vehicle is influenced by many factors, such as previous receivable history, reasons for delinquency, and cooperation of the obligor. As part of the collection process, all practical means of contacting the obligor are attempted. If at any point a collector feels that there is little or no chance of establishing contact with the obligor, or that the obligor will not make the required payments, the collector will submit such receivable for repossession. The decision to repossess is based on an internal repossession score and will generally be made when the loan becomes approximately 90 days delinquent.

Once the decision to repossess a vehicle is made, the account is referred to an outside agency that handles the actual repossession. Most state laws require that the obligor be sent a “Notice of Intent to Sell,” which informs the obligor of the lender’s intent to sell the repossessed vehicle. The various states provide for a period of time, generally 10 to 20 days, during which the obligor may have the right, depending on the applicable statute, to either reinstate the receivable by making all past due payments and paying the repossession and storage expenses of the vehicle or by paying the receivable in full. If the obligor does not exercise his right to reinstate the receivable or redeem the vehicle, as provided by the applicable statute, the vehicle is sold at public auction or at a private sale. Prior to the sale, a repossessed vehicle undergoes evaluation and, if necessary, extensive reconditioning is performed in order to maximize recovery value. The vehicle is usually sold within 30 to 60 days after being repossessed. After the “Notice of Intent to Sell” expiration date, applications are made for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the applicable originator a security interest in the related financed vehicle. In each state in which the applicable originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The applicable originator or its predecessor in interest or affiliate, as applicable, is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the applicable originator’s security interest. The receivable is subject to repurchase by SC and/or the applicable originator if the applicable originator’s security interest is not perfected.

SC’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

Insurance

Initially, all of the receivables owned by the issuing entity are covered by physical damage insurance policies maintained by the obligors and the applicable originator is named as loss payee. SC does not use force-placed insurance if an obligor fails to maintain any required insurance. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

Prior Securitization Transactions

SC’s specific servicing policies and practices may change over time. [None of the securitization transactions sponsored by SC have defaulted or experienced an early amortization triggering event.] In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

THE ASSET REPRESENTATIONS REVIEWER

[●], a [●], has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the depositor, the indenture trustee and the asset representations reviewer. [Insert description of the extent to which the asset representations reviewer has had prior experience serving as an asset representations reviewer for asset-backed securities transactions involving motor vehicle receivables.]

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer for a period of [ninety] days after written notice of such failure is delivered by the asset representations reviewer to the issuing entity, the sponsor and the indenture trustee. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee or noteholders evidencing a majority of the voting interests of the notes may terminate the rights and obligations of the asset representations reviewer upon the occurrence of [insert description of asset representations reviewer events of default]. Following the resignation or removal of the asset representations reviewer, the [indenture trustee (at the direction of the noteholders)][sponsor] will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the collection period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. The asset representations reviewer shall pay the expenses (including the fees and expenses of counsel) associated with the resignation or removal of the asset representations reviewer and the appointment of a successor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Indemnification and Limitations of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” below.

[THE CAP PROVIDER] [THE SWAP COUNTERPARTY]

[[ ] (the “Counterparty”) will be the [swap counterparty][cap provider] if any floating rate notes are issued. The Counterparty is the principal subsidiary of [●], a [●]. The Counterparty is a [●] with its principal place of business located at [●].

[Insert disclosure required by Item 1115 of Regulation AB.]

Upon the occurrence of an event of default or termination event specified in each Interest Rate [Cap][Swap] Agreement, if any, the Interest Rate [Cap][Swap] Agreement may be replaced with a replacement interest rate [cap][swap] agreement as described in “The Notes — Interest Rate [Cap][Swap] Agreement(s)” in this prospectus.

SC, the depositor and their respective affiliates may maintain normal commercial banking relationships with the [cap provider][swap counterparty] and its affiliates.]

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of Banco Santander, S.A.: the depositor [[        ] as one of the underwriters], [[        ] as the [swap counterparty][cap provider] and SC, as [an] originator, as servicer, as sponsor and as administrator. [An affiliate of one or more of the underwriters is the [indenture trustee] [owner trustee]]. Neither the indenture trustee nor the owner trustee is an affiliate of any of the foregoing parties. Additionally, neither the indenture trustee nor the owner trustee is an affiliate of one another [describe any material affiliates.]

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These receivables are secured by a combination of new and/or used automobiles, light-duty trucks[, motorcycles], vans, mini-vans and/or other types of motor vehicles such as motorcycles, manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to the issuing entity have been or will be purchased or originated by the sponsor or another originator. See “The Originators” in this prospectus.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

Characteristics of the Receivables

The characteristics set forth in this section are based on the pool of receivables as of the cut-off date. The pool consists of receivables owned by SC that met the criteria below as of the cut-off date. [SC will originate additional receivables after the statistical cut-off date that may be included in the receivables pool.] In addition, some amortization of the receivables will have occurred since the cut-off date and some receivables included in the pool will have prepaid in full or have been determined not to meet the eligibility criteria described below and therefore will not be included in the receivables pool. [The receivables pool will be selected from (i) the statistical pool [and from (ii) receivables originated after the statistical cut-off date] [and (iii) receivables originated prior to the statistical cut-off date but which were not included in the statistical pool because of their failure to meet the eligibility criteria described below as of the statistical cut-off date but which, in each case, satisfy the eligibility criteria as of the actual cut-off date]. The characteristics of the receivables pool sold to the issuing entity on the closing date as of the [initial] [actual] cut-off date may vary somewhat from the characteristics of the actual receivables as of the [initial] cut-off date illustrated in the tables below.

The characteristics set forth in this section are based on the pool of receivables to be sold to the issuing entity on the closing date as of the [initial] cut-off date. [The characteristics of the subsequent receivables to be sold to the issuing entity on each funding date as of the applicable subsequent cut-off date may vary somewhat from the characteristics of the receivables in the pool as of the initial cut-off date illustrated in the tables below. Any such variance is not expected to be material.]

As of the cut-off date, each receivable:

•	had an original term to maturity not more than [●] months;

•	had a remaining term of at least [●] month and not more than [●] months;

•	was related to the purchase or refinancing of a new or used automobile, light-duty truck or van;

•	had a contract rate of not less than [●]%;

•	had a remaining principal balance of at least $[●];

•	was not more than [30] days past due;

•	was originated in the U.S. and was not identified on the records of the servicer as being subject to any pending bankruptcy proceeding; and

•	satisfied the other criteria set forth under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” in this prospectus.

Each of the receivables will be selected using selection procedures that were not known or intended by SC to be adverse to the related issuing entity.

[Additional receivables sold to the issuing entity during the revolving period must meet substantially similar criteria. See “Criteria Applicable to Selection of Additional Receivables During the Revolving Period” below. However, these criteria will not ensure that each subsequent pool of additional receivables will share the exact characteristics as the initial pool of receivables. As a result, the composition of the aggregate pool of receivables will change as additional receivables are purchased by the issuing entity on each distribution date during the revolving period.]

[As of the cut-off date, approximately [    ]% of the Pool Balance was receivables originated on the basis of loan applications received over the Internet. All of the receivables (including all of the Internet receivables) were underwritten by [SC] [the applicable originator] in accordance with its [respective] underwriting standards. See “Origination Procedures of SC” in this prospectus.]

As of the cut-off date, approximately [        ]% of the Pool Balance was comprised of receivables originated by SC[, approximately [        ]% of the Pool Balance was comprised of receivables acquired by SC, through certain of its affiliates, from [                    ] ]and approximately [    ]% of the Pool Balance was comprised of receivables acquired by SC from [other] unaffiliated third-party originators. [Add additional disclosure regarding material third party originators if applicable]. See “The Originators—Receivable Origination Channels” in this prospectus. All of the receivables are Simple Interest Receivables. See “The Receivables Pool—Calculation Methods” and “The Originators—Receivables and Calculation Methods” in this prospectus.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Exceptions to Underwriting Criteria

Receivables originated under SC’s underwriting guidelines are approved based on either (i) a system-driven origination process defined by SC’s standard credit policy or (ii) the authority of a credit underwriter. SC’s centralized credit and originations department monitors all applications and actively manages the rate of approval of applications to defined tolerances and limits.

As described in “The Originators – Underwriting” and “The Originators – Credit Risk Management”, the majority of the receivables originated by SC are initially approved based on pricing and origination guidelines involving a complex, system-driven process. This system-driven process controls the initial credit decision and approval process without any credit underwriter discretion. SC’s overall credit policy takes into account multiple factors, including but not limited to (i) LTV; (ii) affordability measures, such as loan-to-income ratio, payment-to-income ratio, debt-to-income ratio, minimum income and maximum payment amount; (iii) amount of cash down payment and/or trade equity; (iv) collateral type and quality, such as vehicle age and mileage; and (v) the length and depth of credit history.

Under SC’s standard underwriting guidelines, from time to time contracts are evaluated based on the system-driven application of the credit policies in conjunction with a risk-adjusted pricing model. This process provides for system-driven evaluation of contracts based on the above factors and credit underwriter approval consistent with SC’s underwriting guidelines.

Additionally, under SC’s standard underwriting guidelines, certain contracts are approved with exceptions from the credit policies. In some cases and on a limited basis, contracts with exceptions from the credit policies are approved by credit underwriters and are then tracked and monitored for performance.

As of the cut-off date, [●] receivables, having an aggregate principal balance of $[●] (approximately [●]% of the principal balance of receivables for which underwriting data was available), were exceptions approved by the decision of a credit underwriter with the appropriate authority. With respect to the receivables in the pool that were exceptions approved by credit underwriters, as of the cut-off date, (i) [●] receivables (approximately [●]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the LTV; (ii) [●] receivables (approximately [●]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to affordability measures; (iii) [●] receivables (approximately [●]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to the amount of cash down payment; (iv) [●] receivables (approximately [●]% of the principal balance of receivables for which underwriting data was available) had exceptions relating to collateral type and quality; and (v) [●] receivables (approximately [●]% of the principal balance of receivables for which underwriting data was available) had other exceptions that SC believes are not material.

As of the cut-off date, underwriting data is unavailable for approximately [●]% of the principal balance of the receivables, comprising the receivables acquired by SC, directly or indirectly, from certain unaffiliated third-party originators prior to [October 4, 2010]. These receivables were acquired by SC after the receivables had been originated by the originator or through certain pass-through arrangements. At the time of these acquisitions, SC performed the procedures described under “The Originators.” However, with respect to these acquired receivables, the other unaffiliated third-party originators did not give SC the detailed information necessary to determine whether the related receivables in the pool had been originated in compliance with the originator’s underwriting guidelines or whether they were originated with exceptions. This information is not known or reasonably available to SC as of the date of this prospectus, as the information rests peculiarly within the knowledge of those certain unaffiliated third-party originators and SC is not affiliated with those certain third-party originators. SC was unable to obtain the underwriting data related to the acquired receivables after requesting it from those third-party originators. SC did not re-underwrite the acquired receivables originated by unaffiliated third-party originators in connection with the related acquisition.

SC determined that the receivables described above should be included in the pool, despite the lack of available underwriting data or having been originated as an exception to the credit policies. SC elected to include those receivables because SC’s practice is to securitize substantially all eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the issuing entity. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “– Delinquencies, Repossessions and Credit Losses” and the securitized pool performance discussed in “– Information About Certain Previous Securitizations” is reflective of all receivables originated and acquired by SC.

[Criteria Applicable to the Selection of Additional Receivables During the Revolving Period]

[The additional receivables sold to the issuing entity during the revolving period will be selected from SC’s portfolio based on several criteria. These criteria include the requirements that each additional receivable:

•	is secured by a new or used car or light truck;

•	is a simple interest receivable;

•	was originated in the United States;

•	provides for level monthly payments which may vary from one another by no more than $ [ ];

•	was or will be originated or acquired by SC in the ordinary course of business;

•	has an original term of [ ] to [ ] months, provided that following the addition of all additional receivables on each subsequent cut-off date, the sum of the amount financed of all additional receivables as of the applicable cut-off date sold to the issuing entity with an original term in excess of months may not exceed [ ]% of the aggregate amount financed of all additional receivables sold to the issuing entity, between [ ] and months may not exceed [ ]% of the aggregate amount financed of all additional receivables sold to the issuing entity and less than or equal to [ ] months must be greater than or equal to [ ]% of the aggregate amount financed of all additional receivables sold to the issuing entity;

•	was not more than [30] days past due;

•	has a remaining term as of its subsequent cut-off date of not less than [ ] months; and

•	at least one payment has been made.

Following the addition of the additional receivables on each subsequent cut-off date:

•	[the sum of the amount financed of all additional receivables as of the applicable cut-off date sold to the issuing entity secured by used vehicles may not exceed [ ] % of the aggregate amount financed of all additional receivables sold to the issuing entity;]

•	[the Weighted Average FICO® score related to the obligor on all additional receivables as of the applicable cut-off date sold to the issuing entity is at least [ ];]

•	the percentage of all additional receivables without a FICO® score or those related to business obligors as of the applicable cut-off date sold to the issuing entity does not exceed [ ]%;

•	[the percentage of all additional receivables with a FICO® score less than as of the applicable cut-off date sold to the issuing entity does not exceed [ ]%;]

•	[the Weighted Average Loan-to-Value Ratio of all additional receivables as of the applicable cut-off date sold to the issuing entity is at most [ ];] and

•	[the weighted average rate of all additional receivables as of the applicable cut-off date sold to the issuing entity is at least [ ]%].

The additional receivables will be selected from SC’s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by SC from time to time. We believe that no selection procedures adverse to the noteholders will be utilized in selecting the additional receivables.]

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to a Form ABS-EE that was filed by the issuing entity on [●], which is hereby incorporated by reference. The asset-level data comprises each of the of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related Financed Vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable since it was origination. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications

The composition, distribution by annual percentage rate, model year, original term to maturity, remaining term to maturity, original amount financed, loan-to-value ratio, FICO® score, [loss forecasting score,] current principal balance, vehicle make and original mileage, and geographic distribution by state of the obligor as of the [initial cut-off date], in each case, of the receivables in the pool as of the [initial cut-off date], are set forth in the tables below.

Composition of the Pool of Receivables

As of the [Initial] Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$[●]	$[●]	$[●]
Number of Receivables	[●]	[●]	[●]
Percentage of Aggregate Outstanding Principal Balance	[●]%	[●]%	[●]%
Average Outstanding Principal Balance	$[●]	$[●]	$[●]
Range of Outstanding Principal Balances	$[●] to $[●]	$[●] to $[●]	$[●] to $[●]
Weighted Average Contract Rate(1)	[●]%	[●]%	[●]%
Range of Contract Rates	[●]% to [●]%	[●]% to [●]%	[●]% to [●]%
Weighted Average Remaining Term(1)	[●] months	[●] months	[●] months
Range of Remaining Terms	[●] months to [●] months	[●] months to [●] months	[●] months to [●] months
Weighted Average Original Term(1)	[●] months	[●] months	[●] months
Range of Original Terms	[●] months to [●] months	[●] months to [●] months	[●] months to [●] months

(1)	Weighted by outstanding principal balance as of the [initial] cut-off date.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the [Initial] Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than [100]%	[●]	[●]%	$[●]	[●]%
[100]% - [109.99]%	[●]	[●]	[●]	[●]
[110]% - [119.99]%	[●]	[●]	[●]	[●]
[120]% - [129.99]%	[●]	[●]	[●]	[●]
[130]% - [139.99]%	[●]	[●]	[●]	[●]
[140]% - [149.99]%	[●]	[●]	[●]	[●]
[150]% and greater	[●]	[●]	[●]	[●]

Total	[●]	100.00%	$[●]	100.00%

(1)	LTV for receivables originated by SC is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the book value of the financed vehicle. Book value is determined by SC in accordance with its origination policy, and no assurance can be given that the book value is reflective of the value of the financed vehicle at any time. LTV for receivables acquired by SC from an unaffiliated third-party originator were calculated based solely on the applicable originator’s definition and methodology, and no assurance can be given that the value assigned by the applicable originator to the related financed vehicle is reflective of the value of that financed vehicle at any time.
(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the [Initial] Cut-off Date

FICO® Score(1) Range	Percentage of Total Aggregate Outstanding Principal Balance(2)
[500] and lower	[●	]%
[501 – 550]	[●	]
[551 – 600]	[●	]
[601 – 650]	[●	]
[651] and higher	[●	]

Total	100.00%

(1)	FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the [initial] cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. FICO® scores are unavailable for some receivables which are not included in the table above. [Since receivables for which FICO® scores are unavailable and for which the obligors are classified as commercial accounts are not included in the percentages above, the Total Aggregate Outstanding Principal Balance upon which the percentages above are based is less than the Pool Balance.] Since these receivables are not included in the percentages above, the Total Aggregate Outstanding Principal Balance upon which the percentages above are based is less than the Pool Balance. See “Risk Factors—Credit scores[, loss forecasting scores] and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.
(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Loss Forecasting Score

As of the [Initial] Cut-off Date

SC Loss Forecasting Score(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
[450] and lower	[●	]%
[451 – 500]	[●	]
[501 – 550]	[●	]
[551 – 600]	[●	]
[601 – 650]	[●	]
[651 – 700]	[●	]
[701 – 750]	[●	]
[751] and higher	[●	]

Total	100.00%

(1)	The loss forecasting score is a proprietary score used by SC. Under SC’s scoring model, a loss forecasting score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SC’s proprietary loss forecasting system is not comparable to a score from a credit bureau or a FICO® score. Further, a loss forecasting score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.
(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Annual Percentage Rates

As of the [Initial] Cut-off Date

Annual Percentage Rate Range	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 0.001%	[●	]	[●	]%	$	[●	]	[●	]%
0.001% - 1.000%	[●	]	[●	]		[●	]	[●	]
1.001% - 2.000%	[●	]	[●	]		[●	]	[●	]
2.001% - 3.000%	[●	]	[●	]		[●	]	[●	]
3.001% - 4.000%	[●	]	[●	]		[●	]	[●	]
4.001% - 5.000%	[●	]	[●	]		[●	]	[●	]
5.001% - 6.000%	[●	]	[●	]		[●	]	[●	]
6.001% - 7.000%	[●	]	[●	]		[●	]	[●	]
7.001% - 8.000%	[●	]	[●	]		[●	]	[●	]
8.001% - 9.000%	[●	]	[●	]		[●	]	[●	]
9.001% - 10.000%	[●	]	[●	]		[●	]	[●	]
10.001% - 11.000%	[●	]	[●	]		[●	]	[●	]
11.001% - 12.000%	[●	]	[●	]		[●	]	[●	]
12.001% - 13.000%	[●	]	[●	]		[●	]	[●	]
13.001% - 14.000%	[●	]	[●	]		[●	]	[●	]
14.001% - 15.000%	[●	]	[●	]		[●	]	[●	]
15.001% - 16.000%	[●	]	[●	]		[●	]	[●	]
16.001% - 17.000%	[●	]	[●	]		[●	]	[●	]
17.001% - 18.000%	[●	]	[●	]		[●	]	[●	]
18.001% - 19.000%	[●	]	[●	]		[●	]	[●	]
19.001% - 20.000%	[●	]	[●	]		[●	]	[●	]
20.001% - 21.000%	[●	]	[●	]		[●	]	[●	]
21.001% - 22.000%	[●	]	[●	]		[●	]	[●	]
22.001% - 23.000%	[●	]	[●	]		[●	]	[●	]
23.001% - 24.000%	[●	]	[●	]		[●	]	[●	]
24.001% - 25.000%	[●	]	[●	]		[●	]	[●	]
25.001% - 26.000%	[●	]	[●	]		[●	]	[●	]
26.001% - 27.000%	[●	]	[●	]		[●	]	[●	]
27.001% - 28.000%	[●	]	[●	]		[●	]	[●	]
28.001% - 29.000%	[●	]	[●	]		[●	]	[●	]
29.001% - 30.000%	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the [Initial] Cut-off Date

State of Residence(1)	Number of Receivables		Percentage of Total Number of Receivables(2)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(2)
[Texas]	[●	]	[●	]%	$	[●	]	[●	]%
[Florida]	[●	]	[●	]		[●	]	[●	]
[California]	[●	]	[●	]		[●	]	[●	]
[Georgia]	[●	]	[●	]		[●	]	[●	]
[North Carolina]	[●	]	[●	]		[●	]	[●	]
[Illinois]	[●	]	[●	]		[●	]	[●	]
[New York]	[●	]	[●	]		[●	]	[●	]
[South Carolina]	[●	]	[●	]		[●	]	[●	]
[Ohio]	[●	]	[●	]		[●	]	[●	]
[Pennsylvania]	[●	]	[●	]		[●	]	[●	]
[Louisiana]	[●	]	[●	]		[●	]	[●	]
[Mississippi]	[●	]	[●	]		[●	]	[●	]
[Alabama]	[●	]	[●	]		[●	]	[●	]
[Tennessee]	[●	]	[●	]		[●	]	[●	]
[Arizona]	[●	]	[●	]		[●	]	[●	]
[Arkansas]	[●	]	[●	]		[●	]	[●	]
[New Jersey]	[●	]	[●	]		[●	]	[●	]
[Michigan]	[●	]	[●	]		[●	]	[●	]
[Indiana]	[●	]	[●	]		[●	]	[●	]
[Kentucky]	[●	]	[●	]		[●	]	[●	]
[Oklahoma]	[●	]	[●	]		[●	]	[●	]
[Maryland]	[●	]	[●	]		[●	]	[●	]
[Virginia]	[●	]	[●	]		[●	]	[●	]
[Missouri]	[●	]	[●	]		[●	]	[●	]
[Nevada]	[●	]	[●	]		[●	]	[●	]
[Wisconsin]	[●	]	[●	]		[●	]	[●	]
Other(3)	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Based on the state of residence of the obligor on the receivables as of the date the receivable was originated.
(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year of Financed Vehicles

As of the [Initial] Cut-off Date

Model Year	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
[2001] and earlier	[●	]	[●	]%	$	[●	]	[●	]%
[2002]	[●	]	[●	]		[●	]	[●	]
[2003]	[●	]	[●	]		[●	]	[●	]
[2004]	[●	]	[●	]		[●	]	[●	]
[2005]	[●	]	[●	]		[●	]	[●	]
[2006]	[●	]	[●	]		[●	]	[●	]
[2007]	[●	]	[●	]		[●	]	[●	]
[2008]	[●	]	[●	]		[●	]	[●	]
[2009]	[●	]	[●	]		[●	]	[●	]
[2010]	[●	]	[●	]		[●	]	[●	]
[2011]	[●	]	[●	]		[●	]	[●	]
[2012]	[●	]	[●	]		[●	]	[●	]
[2013]	[●	]	[●	]		[●	]	[●	]
[2014]	[●	]	[●	]		[●	]	[●	]
[2015]	[●	]	[●	]		[●	]	[●	]
[2016]	[●	]	[●	]		[●	]	[●	]
[2017]	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Scheduled Maturity

As of the [Initial] Cut-off Date

Original Term to Scheduled Maturity (Number of Months)	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
[24] and less	[●	]	[●	]%	$	[●	]	[●	]%
[25 – 36]	[●	]	[●	]		[●	]	[●	]
[37 – 48]	[●	]	[●	]		[●	]	[●	]
[49 – 60]	[●	]	[●	]		[●	]	[●	]
[61 – 72]	[●	]	[●	]		[●	]	[●	]
[73 – 75]	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Remaining Term to Scheduled Maturity

As of the [Initial] Cut-off Date

Remaining Term to Scheduled Maturity (Number of Months)	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
[1 – 6]	[●	]	[●	]%	$	[●	]	[●	]%
[7 – 12]	[●	]	[●	]		[●	]	[●	]
[13 – 18]	[●	]	[●	]		[●	]	[●	]
[19 – 24]	[●	]	[●	]		[●	]	[●	]
[25 – 30]	[●	]	[●	]		[●	]	[●	]
[31 – 36]	[●	]	[●	]		[●	]	[●	]
[37 – 42]	[●	]	[●	]		[●	]	[●	]
[43 – 48]	[●	]	[●	]		[●	]	[●	]
[49 – 54]	[●	]	[●	]		[●	]	[●	]
[55 – 60]	[●	]	[●	]		[●	]	[●	]
[61 – 66]	[●	]	[●	]		[●	]	[●	]
[67 – 72]	[●	]	[●	]		[●	]	[●	]
[73 – 75]	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Original Amount Financed

As of the [Initial] Cut-off Date

Original Amount Financed	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
$[2,500.01 - $5,000.00]	[●	]	[●	]%	$	[●	]	[●	]%
$[5,000.01 - $7,500.00]	[●	]	[●	]		[●	]	[●	]
$[7,500.01 - $10,000.00]	[●	]	[●	]		[●	]	[●	]
$[10,000.01 - $12,500.00]	[●	]	[●	]		[●	]	[●	]
$[12,500.01 - $15,000.00]	[●	]	[●	]		[●	]	[●	]
$[15,000.01 - $17,500.00]	[●	]	[●	]		[●	]	[●	]
$[17,500.01 - $20,000.00]	[●	]	[●	]		[●	]	[●	]
$[20,000.01 - $22,500.00]	[●	]	[●	]		[●	]	[●	]
$[22,500.01 - $25,000.00]	[●	]	[●	]		[●	]	[●	]
$[25,000.01 - $27,500.00]	[●	]	[●	]		[●	]	[●	]
$[27,500.01 - $30,000.00]	[●	]	[●	]		[●	]	[●	]
$[30,000.01 - $32,500.00]	[●	]	[●	]		[●	]	[●	]
$[32,500.01 - $35,000.00]	[●	]	[●	]		[●	]	[●	]
$[35,000.01 - $37,500.00]	[●	]	[●	]		[●	]	[●	]
$[37,500.01 - $40,000.00]	[●	]	[●	]		[●	]	[●	]
$[40,000.01 - $42,500.00]	[●	]	[●	]		[●	]	[●	]
$[42,500.01 - $45,000.00]	[●	]	[●	]		[●	]	[●	]
$[45,000.01 - $47,500.00]	[●	]	[●	]		[●	]	[●	]
$[47,500.01 - $50,000.00]	[●	]	[●	]		[●	]	[●	]
$]50,000.01] and greater	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables by Vehicle Make

As of the [Initial] Cut-off Date

Vehicle Make	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
[Dodge]	[●	]	[●	]%	$	[●	]	[●	]%
[Chevrolet]	[●	]	[●	]		[●	]	[●	]
[Nissan]	[●	]	[●	]		[●	]	[●	]
[Ford]	[●	]	[●	]		[●	]	[●	]
[Chrysler]	[●	]	[●	]		[●	]	[●	]
[Toyota]	[●	]	[●	]		[●	]	[●	]
[Jeep]	[●	]	[●	]		[●	]	[●	]
[Kia]	[●	]	[●	]		[●	]	[●	]
[Hyundai]	[●	]	[●	]		[●	]	[●	]
[Honda]	[●	]	[●	]		[●	]	[●	]
[Mazda]	[●	]	[●	]		[●	]	[●	]
[GMC]	[●	]	[●	]		[●	]	[●	]
[Volkswagen]	[●	]	[●	]		[●	]	[●	]
[Mercedes-Benz]	[●	]	[●	]		[●	]	[●	]
[BMW]	[●	]	[●	]		[●	]	[●	]
Other(2)	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the total aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables By Current Principal Balance

As of the [Initial] Cut-off Date

Current Principal Balance	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $[5,000.00]	[●	]	[●	]%	$	[●	]	[●	]%
$[5,000.01 - $10,000.00]	[●	]	[●	]		[●	]	[●	]
$[10,000.01 - $15,000.00]	[●	]	[●	]		[●	]	[●	]
$[15,000.01 - $20,000.00]	[●	]	[●	]		[●	]	[●	]
$[20,000.01 - $25,000.00]	[●	]	[●	]		[●	]	[●	]
$[25,000.01 - $30,000.00]	[●	]	[●	]		[●	]	[●	]
$[30,000.01 - $35,000.00]	[●	]	[●	]		[●	]	[●	]
$[35,000.01 - $40,000.00]	[●	]	[●	]		[●	]	[●	]
$[40,000.01 - $45,000.00]	[●	]	[●	]		[●	]	[●	]
$[45,000.01 - $50,000.00]	[●	]	[●	]		[●	]	[●	]
$[50,000.01] and greater	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables By Original Mileage

As of the [Initial] Cut-off Date

Original Mileage	Number of Receivables		Percentage of Total Number of Receivables(1)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 1	[●	]	[●	]%	$	[●	]	[●	]%
1 – [5,000]	[●	]	[●	]		[●	]	[●	]
[5,001 - 10,000]	[●	]	[●	]		[●	]	[●	]
[10,001 - 15,000]	[●	]	[●	]		[●	]	[●	]
[15,001 - 20,000]	[●	]	[●	]		[●	]	[●	]
[20,001 - 25,000]	[●	]	[●	]		[●	]	[●	]
[25,001 - 30,000]	[●	]	[●	]		[●	]	[●	]
[30,001 - 35,000]	[●	]	[●	]		[●	]	[●	]
[35,001 - 40,000]	[●	]	[●	]		[●	]	[●	]
[40,001 - 45,000]	[●	]	[●	]		[●	]	[●	]
[45,001 - 50,000]	[●	]	[●	]		[●	]	[●	]
[50,001 - 55,000]	[●	]	[●	]		[●	]	[●	]
[55,001 - 60,000]	[●	]	[●	]		[●	]	[●	]
[60,001 - 65,000]	[●	]	[●	]		[●	]	[●	]
[65,001 - 70,000]	[●	]	[●	]		[●	]	[●	]
[70,001 - 75,000]	[●	]	[●	]		[●	]	[●	]
[75,001 - 80,000]	[●	]	[●	]		[●	]	[●	]
[80,001 - 85,000]	[●	]	[●	]		[●	]	[●	]
[85,001 - 90,000]	[●	]	[●	]		[●	]	[●	]
[90,001] and greater	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

[Insert description of any economic or other factors specific to any state or region where 10% or more of the receivables are located which may materially impact the pool assets or pool asset fund.]

[Insert description of any economic or other factors specific to that concentration that may materially impact the receivables or transaction cash flows.]

Delinquencies, Repossessions and Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) auto receivables originated by SC and (ii) certain auto receivables owned and serviced by SC that, in each case, were classified by SC in its “sub-prime” category. SC’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. [The following tables do not reflect delinquency, repossession and credit loss experience with respect to receivables that have obligors classified as commercial obligors.] As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

The information in the following tables includes the experience with respect to receivables originated by certain unaffiliated third parties, but the tables do not reflect delinquency, repossession and credit loss experience with respect to those third-party-originated receivables prior to the respective dates on which those receivables were converted to SC’s servicing system. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Delinquency Experience

	As of [ ] [●],										As of [ ] [●],
	20[●]					20[●]					20[●]					20[●]
	Dollars			Percent		Dollars			Percent		Dollars			Percent		Dollars			Percent
Principal Amount of Receivables Outstanding	$	[●	]			$	[●	]			$	[●	]			$	[●	]
Delinquencies(1)(2)
31-60 days	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
61-90 days	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
91 days & over	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
Total 31+ Delinquencies(3)	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
Total 61+ Delinquencies(3)	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%

As of December 31,
	20[●]					20[●]					20[●]
	Dollars			Percent		Dollars			Percent		Dollars			Percent
Principal Amount of Receivables Outstanding	$	[●	]			$	[●	]			$	[●	]
Delinquencies(1)(2)
31-60 days	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
61-90 days	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
91 days & over	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
Total 31+ Delinquencies(3)	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%
Total 61+ Delinquencies(3)	$	[●	]	[●	]%	$	[●	]	[●	]%	$	[●	]	[●	]%

(1)	SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due.
(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total 31+ Delinquencies and Total 61+ Delinquencies due to rounding.

Credit Loss Experience

	For the [●] months ended [ ] [●],						For the year ended December 31,
	20[●]			20[●]			20[●]			20[●]
Principal Outstanding at Period End	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Average Principal Outstanding During the Period	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Number of Receivables Outstanding at Period End		[●	]		[●	]		[●	]		[●	]
Average Number of Receivables Outstanding During the Period		[●	]		[●	]		[●	]		[●	]
Number of Repossessions(1)		[●	]		[●	]		[●	]		[●	]
Number of Repossessions as a Percent of Average Number of Receivables Outstanding(2)		[●	]%		[●	]%		[●	]%		[●	]%
Net Losses(3)	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Net Losses as a Percent of Average Principal Amount Outstanding(2)		[●	]%		[●	]%		[●	]%		[●	]%

For the year ended December 31,
	20[●]			20[●]			20[●]
Principal Outstanding at Period End	$	[●	]	$	[●	]	$	[●	]
Average Principal Outstanding During the Period	$	[●	]	$	[●	]	$	[●	]
Number of Receivables Outstanding at Period End		[●	]		[●	]		[●	]
Average Number of Receivables Outstanding During the Period		[●	]		[●	]		[●	]
Number of Repossessions(1)		[●	]		[●	]		[●	]
Number of Repossessions as a Percent of Average Number of Receivables Outstanding		[●	]%		[●	]%		[●	]%
Net Losses(3)	$	[●	]	$	[●	]	$	[●	]
Net Losses as a Percent of Average Principal Amount Outstanding		[●	]%		[●	]%		[●	]%

(1)	Repossessions are net of redemptions. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.
(2)	The percentages for the [●] months ended [ ] [●], 20[●] and [ ] [●], 20[●] are annualized and are not necessarily indicative of a full year’s actual results.
(3)	“Net Losses” for any period are an amount equal to (i) the aggregate principal balance of receivables that became defaulted receivables plus all cram down losses minus (ii) insurance proceeds, sales proceeds and recoveries, net of auction, painting, repair and refurbishment expenses (but without taking into account any external costs associated with repossession expenses).

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements and the Administration Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables. SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due.

Historical Delinquency Status	Number of Receivables		Percentage of Total Number of Receivables(2)		Aggregate Outstanding Principal Balance			Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	[●	]	[●	]%	$	[●	]	[●	]%
Delinquent more than once for 30-59 days but never for 60 days or more	[●	]	[●	]		[●	]	[●	]
Delinquent at least once for 60 days or more	[●	]	[●	]		[●	]	[●	]

Total	[●	]	100.00%		$	[●	]	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent 1 time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for publicly securitized pools of receivables originated or acquired by SC, securitized through the “SDART” securitization platform and having a first payment date occurring before [                    ] [●], 20[●]. Appendix A does not include information regarding securitized pools of receivables originated by any unaffiliated third-party originator from whom SC acquired receivables, although Appendix A does include information regarding securitizations sponsored by SC which include receivables originated by those unaffiliated third-party originators. This static pool information is presented for the securitized pool in each public prior securitization sponsored by SC through the “SDART” securitization platform during at least the last five years. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date.

Appendix A includes the following summary information for each of the actual securitized pools:

•	number of pool assets;

•	original pool balance;

•	average initial loan balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	minimum credit bureau score, maximum credit bureau score and weighted average credit bureau score;

•	product type (new/used);

•	distribution of receivables by interest rate, vehicle make, model year, original term, remaining term, amount financed, current principal balance and original mileage;

•	geographic distribution of receivables; and

•	weighted average loan-to-value ratio.

The foregoing characteristics for the pool of receivables to be acquired by the issuing entity on the closing date will not be identical to the characteristics of any prior securitized pool, and the characteristics of each prior securitized pool vary from securitization to securitization. SC’s practice is to select a securitized pool from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the applicable issuing entity. However, the composition of the assets in the SC portfolio designated for the “SDART” securitization transactions has changed over time. This is because SC’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time. Despite these differences, as identified in the summary information for the prior securitized pools the prior securitized pools are generally comparable to the receivables in this securitization transaction, because SC’s origination, underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on SC’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, new/used percentages, loan-to-value ratios and whether the pool includes contracts with original terms greater than 60 months [,subvened-APR contracts] [and commercial use contracts]. A securitized pool with lower FICO® scores, higher loan-to-values and a higher percentage of longer term contracts may not perform as well as a securitized pool with higher FICO® scores, lower loan-to-values and/or a lower percentage of longer term contracts. Additionally, a securitized pool with higher percentages of subvened-APR contracts and commercial use contracts may perform better comparatively than a securitized pool with lower percentages of subvened-APR contracts and commercial use contracts. [Securitized pools generally will perform better during periods of economic growth than during periods of economic downturn or stagnant growth.]

[The pool of receivables to be acquired by the issuing entity on the closing date has [higher][lower][substantially similar] [FICO® scores][loan-to-value ratios][payment-to-income ratios][longer term contracts] than [some]][a portion of][most][all] of the prior receivables securitization transactions set forth on Appendix A. [However;][Given the consistency of these characteristics across the prior securitized pools and the pool of receivables in this securitization transaction,] any difference in performance in the pool of receivables compared to prior securitized pools [may be][is more likely to be] more influenced by general macroeconomic conditions than differences in these characteristics. [Further, while the historical loss performance of commercial use contracts has been comparatively better than for personal use contracts, commercial use obligors are generally small businesses or self-employed and may experience more severe loss performance in an economic or industry specific downturn.]

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in this securitization transaction. Losses, prepayments and delinquencies for the pool of receivables in this securitization transaction may nonetheless differ from the information shown in Appendix A for prior securitized pools.

As a result of each of the foregoing, there can be no assurance that the performance of the prior receivables securitization transactions sponsored by SC will correspond to or be an accurate predictor of the performance of this receivables securitization transaction. We encourage investors to compare the summary characteristics of the pool of receivables to be acquired by the issuing entity to the summary characteristics of each securitized pool set forth on Appendix A prior to making an investment decision. Additionally, to further understand how differing pool characteristics could impact performance, see “Risk Factors—Credit scores[, loss forecasting scores] and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses”, “Risk Factors—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn”.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool [as of the initial cut-off date (and will perform such review with respect to any subsequent receivables as of the applicable subsequent cut-off date)] and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SC senior management to ensure the accuracy of such descriptions. SC also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SC officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SC employees performed a review of the Rule 193 Information to confirm that the receivables in the pool [as of the initial cut-off date (and will perform such review with respect to any subsequent receivables as of the applicable subsequent cut-off date)] satisfied the criteria set forth in the second paragraph under “The Receivables Pool—Characteristics of the Receivables” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from SC’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SC’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, [●] receivable files [relating to the initial receivables[and receivables with characteristics similar to the initial receivables]] were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

[No assets securitized by SC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the [●] year period ending [●], 20[●].] [The following table provides information regarding the demand, repurchase and replacement history with respect to receivables securitized by SC during the period from [            ], 20[    ] to [            ], 20[    ].]

Name of Issuing Entity	Check if Registered	Name of Originator	Total Receivables in ABS by Originator			Receivables that Were Subject of Demand				Receivables That Were Repurchased or Replaced		Receivables Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
Santander Drive Auto Receivables Trust 20[ ]-[ ]		Originator 1	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%
Santander Drive Auto Receivables Trust 20[ ]-[ ]		Originator 2	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%	#	$	%

Please refer to the Form ABS-15G filed by SC on [            ], 20[    ] for additional information. The CIK number of SC is 0001540151.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. [The weighted average life of the offered notes will also be influenced by the ability of the trust to reinvest collections on the receivables during the Revolving Period. The ability of the trust to reinvest those proceeds will be influenced by the availability of suitable receivables for the trust to purchase and the rate at which the principal balances of the receivables are paid.] Full and partial prepayments on motor vehicle receivables included in the issuing entity property of the issuing entity will be paid or distributed to the related noteholders on the next payment date following the collection period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by SC or otherwise, the actual weighted average life of the receivables included in the issuing entity property of the issuing entity will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements and the Administration Agreement—Collection Extensions and Modifications of Receivables.” In addition, early retirement of the notes may be effected at the option of the servicer, to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal balances of the notes and the weighted average life of the notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds [ ] pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance			Gross Contract Rate		Cut-off Date		Original Term to Maturity (in Months)		Remaining Term to Maturity (in Months)
1	$	[●	]	[●	]%	[●	]	[●	]	[●	]
2	$	[●	]	[●	]%	[●	]	[●	]	[●	]
3	$	[●	]	[●	]%	[●	]	[●	]	[●	]
4	$	[●	]	[●	]%	[●	]	[●	]	[●	]
5	$	[●	]	[●	]%	[●	]	[●	]	[●	]
6	$	[●	]	[●	]%	[●	]	[●	]	[●	]
7	$	[●	]	[●	]%	[●	]	[●	]	[●	]

Total	$	[●	]

•	all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in [ ], 20[●] and there are no defaults, losses or repurchases;

•	[the Class A-2 notes consist of Class A-2-A notes and Class A-2-B notes;]

•	interest accrues on the notes at the following per annum coupon rates: Class A-1 notes, [●]%; Class A-2[-A] notes, [●]%; [Class A-2-B notes, LIBOR + [●]%]; Class A-3 notes, [●]%; Class B notes, [●]%; Class C notes, [●]%; [and] Class D notes, [●]%; [and Class E notes, [●]%];

•	each scheduled payment on the receivables is made on the last day of each month commencing in [ ] [●] 20[●], and each month has 30 days;

•	the initial Note Balance of each class of notes is equal to the initial Note Balances set forth on the front cover of this prospectus;

•	payments on the notes are paid in cash on each payment date commencing [ ] [●], 20[●] and on the [●] calendar day of each subsequent month whether or not that day is a business day;

•	the notes are purchased on the closing date of [ ] [●], 20[●];

•	the servicing fee will be [●]% per annum, the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $[●] monthly, and all other fees and expenses equal zero;

•	the Class A-1 notes [and the Class A-2-B] notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•	the Class [A-2-A] notes, the Class [A-3] notes, the Class [B] notes, the Class [C] notes, [and] the Class [D] notes [and the Class E notes] will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•	Available Funds from the contracts described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements and the Administration Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•	principal will be paid on each class of notes on each payment date as necessary to build and maintain the required overcollateralization;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	[during the revolving period, the issuing entity invests all amounts available to purchase additional receivables up to the target reinvestment amount on each distribution date, based on the cut-off date of such receivables being the beginning of the related month;]

[•	$[ ] will be deposited in the pre-funding account on the closing date;] and

[•	all of the funds in the pre-funding account are used to purchase subsequent receivables;]

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2[-A] [and A-2-B Notes]

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%

Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

[Percent of the Initial Note Balance at Various ABS Percentages

Class E Notes]

Payment Date	[0.50]%		[1.00]%		[1.50]%		[2.00]%
Closing Date	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
[ ], 20[●]	[●	]%	[●	]%	[●	]%	[●	]%
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Weighted Average Life (Years) to Call	[●	]	[●	]	[●	]	[●	]
Weighted Average Life (Years) to Maturity	[●	]	[●	]	[●	]	[●	]

THE NOTES

General

The issuing entity will issue [●] classes of notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders [and the swap counterparty]. We will file a copy of the finalized indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. [                    ] will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the [●] day of each month or, if that day is not a Business Day, then the next Business Day beginning [                    ][●], 20[●].

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “— Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “— Definitive Notes” below.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $[●] and in integral multiples of $[1,000] in excess thereof. [The Class E notes will be issued in the minimum denomination of $[●] and in integral multiples of $1,000 in excess thereof]. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC” Clearstream and the Euroclear System against payment in immediately available funds.

Book-Entry Registration

Each class of notes offered will be available only in book-entry form [except in the limited circumstances described under “—Definitive Notes” in this prospectus]. All book-entry notes will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

[Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default, beneficial owners representing in the aggregate a majority of the outstanding principal amount of the controlling class or of all the notes (as specified in this prospectus) advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, this prospectus and in the related indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.]

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuing entity of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.]

Statements to Noteholders

On the second business day preceding each payment date, the indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related collection period the following information:

•	the amount of the distribution on or with respect to each class of notes allocable to principal;

•	the amount of the distribution on or with respect to each class of notes allocable to interest;

•	the Class A-1 Note Balance, the Class A-2[-A] Note Balance[, the Class A-2-B Note Balance], the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, and the Class E Note Balance, in each case after giving effect to payments on such payment date;

•	the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	[the amount of any net swap payments, senior swap payments and subordinated swap payments for that payment date;]

•	[the amount of any cap payments;]

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period;

•	the Delinquency Percentage;

•	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

•	whether the Delinquency Percentage exceeds the Delinquency Trigger;

•	the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•	the amount of fees paid to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any unpaid fees to the indenture trustee, owner trustee and the asset representations reviewer and any changes in such amount from the prior payment date;

•

(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount and the reserve account excess amount, if any, to be withdrawn from the reserve account on such payment date, (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the notes, the amount of any principal or interest shortfall with respect to each class of notes and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate Repurchase Price with respect to repurchased receivables paid by the servicer or the sponsor with respect to the related Collection Period;

•	the Cumulative Net Loss Ratio [and Cumulative Net Loss Trigger];

•	the number of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	[the amount, if any, reinvested in additional receivables during the Revolving Period, if any;]

•	[if applicable, whether the Revolving Period has terminated early due to the occurrence of an early amortization event;]

•	the Pool Factor and the Note Factor;

•	the Pool Balance; and

•	[the amount remaining of any credit or liquidity enhancement, if applicable.]

The “Note Factor” will be a six-digit decimal which the servicer will compute each month indicating the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of [(1)] the original Pool Balance of receivables as of the initial cut-off date [plus (2) the original Pool Balance of any subsequent receivables added to the issuing entity property as of the applicable subsequent cut-off date.] The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance [and will increase to reflect the acquisition of any subsequent receivables on the applicable funding date]. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note of a given series will not be recognized as noteholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate (a) for the Class A-1 notes and the floating rate notes from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date or (b) for each other class of notes, from and including the [●] day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the [●] day of the month in which that payment date occurs. A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five business days or more will result in an event of default.

Interest will accrue and will be calculated on the various classes of notes as follows:1

•	Actual/360. Interest on the Class A-1 notes [and the Class A-2-B notes] will be calculated on the basis of the actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes [and the Class A-2-B notes] will be the product of (i) the Note Balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•	30/360. Interest on the [Class A-2-A] notes, [the Class A-3 notes], [the Class B notes], [the Class C notes], [the Class D notes] [and the Class E notes] will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the [Class A-2-A notes], [the Class A-3 notes], [the Class B notes], [the Class C notes], [the Class D notes] [and the Class E notes] will be the product of (i) the Note Balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 [(or, in the case of the first payment date, the number of days from and including the closing date to but excluding [ ][●], 20[●] (assuming a 30-day calendar month))], divided by 360.

•	Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes and the floating rate notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the [ ] day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the [ ] day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

[Interest on the floating rate notes will be calculated based on LIBOR plus the applicable spread set forth on the cover page to this prospectus. For purposes of computing interest on the floating rate notes, the following terms have the following meanings:

“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of [one month] commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BTMM Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest

[1]

The interest rate for each class of notes will be a fixed rate, a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.

period. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the depositor), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the depositor).

“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

No assurance can be given that the rate displayed on the Bloomberg Screen BTMM Page accurately represents the London interbank rate or the rate applicable to actual loans in U.S. dollars for a one-month period between leading European banks.] All determinations of LIBOR by the indenture trustee, in the absence of manifest error, will be conclusive and binding on the noteholders.

[In the event that LIBOR ceases to be a generally accepted benchmark interest rate, insert description of successor benchmark rate.]

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last day of the calendar month preceding each payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more, will result in an event of default. See “The Indenture—Events of Default.”

Payments of Principal

[Revolving Period. Principal payments will not be made on the notes during the revolving period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “The Transfer Agreements and the Administration Agreement —The Revolving Period” in this prospectus.]

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2[-A] noteholders, [the Class A-2-B noteholders, ratably,] until the Class A-2[-A] notes [and the Class A-2-B notes] are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class B noteholders until the Class B notes are paid in full, to the Class C noteholders until the Class C notes are paid in full, to the Class D noteholders until the Class D notes are paid in full[, and then to the Class E noteholders until the Class E notes are paid in full] as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date or a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of the Class A-2 notes and the Class A-3 notes, based on the Note Balance of the Class A-2 notes and the Class A-3 notes, until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, to the Class D notes until the Class D notes are paid in full[, and then to the Class E notes until the Class E notes are paid in full]. See “The Indenture—Priorities of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the [•] payment date;

•	for the Class A-2[-A] notes [and the Class A-2-B notes], the [•] payment date;

•	for the Class A-3 notes, the [•] payment date;

•	for the Class B notes, the [•] payment date;

•	for the Class C notes, the [•] payment date;

•	for the Class D notes, the [•] payment date; and

•	[for the Class E notes, the [•] payment date].

Payments of Principal on each Payment Date

(Other than Payment Dates after the Notes Have Been Accelerated

Following the Occurrence of an Event of Default)

[Interest Rate Swap Agreement]

[On the closing date, the issuing entity will enter into an “interest rate swap agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and the confirmation with the swap counterparty to hedge the floating interest rate risk on the [Class A [●] notes]. All terms of the interest rate swap agreement will be acceptable to each Hired Agency. The interest rate swap for the [Class A [●] notes] will have an initial notional amount equal to the initial Note Balance of the [Class A [●] notes] on the closing date and will decrease by the amount of any principal payments on the [Class A [●] notes]. The notional amount of the interest rate swap at all times that the interest rate swap is in place will be equal to the Note Balance of the [Class A [●] notes].

On each payment date the issuing entity will make and receive payments under the interest rate swap agreements calculated with respect to the preceding interest accrual period and exchanged on a net basis. The issuing entity will pay to the swap counterparty the amounts set forth below with respect to the related interest rate swap agreement, in each case on a notional amount equal to the outstanding principal balance of the related class of floating rate notes and the swap counterparty will pay to the issuing entity the following amounts on such notional amount:

Class A [●] Notes	Amount Payable to Swap Counterparty	Amount Payable to Issuing Entity

In general, under the interest rate swap agreement on each payment date, the issuing entity will be obligated to pay the swap counterparty a per annum fixed rate payment based on a fixed rate of [ ]% times the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a per annum floating rate payment based on the interest rate of the [Class A [•] notes] times the same notional amount. Payments on the interest rate swap (other than Swap Termination Payments) will be exchanged on a net basis. The payment obligations of the issuing entity to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. A Net Swap Payment made by the issuing entity ranks higher in priority than all payments on the notes.

Among other things, an event of default under the interest rate swap agreement includes:

•	failure to make payments due under the interest rate swap agreement; or

•	the occurrence of certain bankruptcy events of the issuing entity or bankruptcy and insolvency events of the swap counterparty.

•	any breach of the interest rate swap agreement or related agreements by the swap counterparty;

•	failure to post collateral or return collateral pursuant to the terms of the credit support annex by the swap counterparty or the issuing entity (solely with respect to the return of collateral);

•	misrepresentation by the swap counterparty; or

•	merger by the swap counterparty without assumption of its obligations under the interest rate swap agreement.

Among other things, a termination event under the interest rate swap agreement includes:

•	illegality of the transactions contemplated by the interest rate swap agreement;

•	any commencement of the liquidation of the issuing entity property following an event of default under the indenture;

•	failure of the swap counterparty to provide the financial information required by Regulation AB and other requested information or to assign the interest rate swap agreement to an eligible counterparty that is able to provide the information;

•	certain tax events;

•	any amendment to the sale and servicing agreement or the indenture by the issuing entity that has a material and adverse affect on the swap counterparty without the prior written consent of the swap counterparty to the extent such consent is required under the related agreement;

•	a merger or consolidation of the swap counterparty into an entity with materially weaker creditworthiness; or

•	failure of the swap counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty that satisfies the eligibility criteria set forth in the interest rate swap agreement.

Upon the occurrence of any event of default or termination event specified in the interest rate swap agreement, the non-defaulting or non-affected party or, in some instances, the affected party or burdened party may elect to terminate the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under the interest rate swap agreement may be due to the swap counterparty by the issuing entity out of Available Funds. Any Swap Termination Payment that constitutes a Subordinated Swap Termination Payment will be subordinated to payments of principal of and interest on the notes and any Swap Termination Payment that constitutes a Senior Swap Termination Payment will be paid pro rata with interest on the Class A notes. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing the swap counterparty, will be applied to any Swap Termination Payment owed to the swap counterparty, under the interest rate swap agreement to the extent not previously paid.]

[Interest Rate Cap Agreement]

[On the closing date, for each class of floating rate notes, if any, the issuing entity will enter into an “Interest Rate Cap Agreement” with [●], a [●], as cap provider (the “cap provider”), consisting of a long form confirmation or the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation for such class of floating rate notes, to hedge the floating interest rate risk on such class of floating rate notes. All terms of the Interest Rate Cap Agreement(s) will be acceptable to each Hired Agency. Under each Interest Rate Cap Agreement, the issuing entity will pay an upfront premium to the cap provider and, if [LIBOR] related to any distribution date exceeds the Cap Rate, the cap provider will pay to the issuing entity the “Cap Receipt,” an amount equal to the product of:

1.	[LIBOR] for the related distribution date minus the Cap Rate;

2.	the aggregate notional amount on the Interest Rate Cap Agreement(s), [which will equal the aggregate outstanding principal amount of the Class A-2-B notes on the first day of the Interest Period related to such distribution date]; and

3.	a fraction, the numerator of which is the actual number of days elapsed from and including the previous distribution date, to but excluding the current distribution date, or with respect to the first distribution date, from and including the closing date, to but excluding the first distribution date, and the denominator of which is 360.

Based on a reasonable good faith estimate of maximum probable exposure, the “significance percentage,” as defined in Regulation AB, of the Interest Rate Cap Agreement(s) is less than 10%.

Among other things, an event of default under each Interest Rate Cap Agreement includes:

•	failure of the cap provider to make payments due under such Interest Rate Cap Agreement;

•	the occurrence of certain bankruptcy and insolvency events of the cap provider or of the issuing entity;

•	any breach of such Interest Rate Cap Agreement or related agreements by the cap provider;

•	misrepresentation by the cap provider; or

•	merger by the cap provider without assumption of its obligations under such Interest Rate Cap Agreement. Among other things, a termination event under each Interest Rate Cap Agreement includes:

•	illegality of the transactions contemplated by such Interest Rate Cap Agreement;

•	failure of the cap provider to provide the financial information required by Regulation AB and other requested information or to post eligible collateral or assign such Interest Rate Cap Agreement to an eligible counterparty that is able to provide the information;

•	certain tax events that would affect the ability of the cap provider to make payments without withholding taxes therefrom to the issuing entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the cap provider;

•	a merger or consolidation of the cap provider into an entity with materially weaker creditworthiness;

•	failure of the cap provider (or its credit support provider, if any) to maintain its credit rating at certain levels required by such Interest Rate Cap Agreement, which failure may not constitute a termination event if the cap provider maintains certain minimum credit ratings and, among other things, as provided under such Interest Rate Cap Agreement:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; and/or

•	assigns its rights and obligations under such Interest Rate Cap Agreement to a substitute cap provider that satisfies the eligibility criteria set forth in such Interest Rate Cap Agreement.

Upon the occurrence of any event of default or termination event specified in an Interest Rate Cap Agreement, the non-defaulting or non-affected party may elect to terminate the Interest Rate Cap Agreement. If an Interest Rate Cap Agreement is terminated due to an event of default or a termination event, or if the notional amount is reduced to match the principal amount of the notes, a Cap Termination Payment under an Interest Rate Cap Agreement may be due to the issuing entity by the cap provider. The amount of any Cap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar cap transaction or such other methods as may be required under the Interest Rate Cap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Cap Agreement. Any Cap Termination Payment could be substantial.

For purposes of this prospectus, the following terms will have the following meanings: “Cap Rate” means [●]%.

“Cap Termination Payment” means payments due to the issuing entity by the cap provider under an Interest Rate Cap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Cap Agreement due to an “event of default” or “termination event” under such Interest Rate Cap Agreement.

“Cap Termination Payment Account” means an Eligible Account held in the United States in the name of the indenture trustee which shall be held in trust for the benefit of the noteholders pursuant to the Indenture.

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SC and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes material provisions of the “administration agreement” entered into among the issuing entity, SC and the indenture trustee.

We will file a copy of the actual transfer agreements and the administration agreement with the SEC concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus are subject to all of the provisions of the transfer agreements and the administration agreement.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the purchase agreement, sale and servicing agreement, indenture and administration agreement and this prospectus. The depositor will file the material documents related to the notes with the SEC under cover of Form 8-K and incorporated by reference into the registration statement concurrently with or prior to the time the depositor files this prospectus with the SEC.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date[ and on each distribution date during the Revolving Period] SC will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, on the closing date[ and on each distribution date during the Revolving Period] the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and the depositor’s rights under the purchase agreement relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus are subject to all of the provisions of the transfer agreements.

[Additional Sales of Receivables

In addition to receivables that the depositor buys from SC on the closing date as described above under “—Sale and Assignment of Receivables,” the depositor may also buy receivables from SC to transfer to the issuing entity on each distribution date during the Revolving Period. The depositor may buy those receivables on substantially the same terms as under the pooling agreement on the closing date. The depositor will then sell receivables that the depositor has bought from SC to the trust, pursuant to the sale and servicing agreement. On the closing date, the issuing entity will apply the net proceeds received from the sale of its notes and certificates to pay the depositor for the receivables that are being sold to the trust[, and to make a deposit in an additional funding account and initial deposits to the Collection Account and the Reserve Account.]]

Representations and Warranties

In addition to representing and warranting that each receivable meets the eligibility criteria set forth under “The Receivables Pool” in this prospectus, SC, pursuant to the purchase agreement will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related financed vehicle, the origination and acquisition of the receivable in the ordinary course of business, the characterization of the receivable under the UCC, the validity of the transfer of the receivable to the issuing entity, the perfection and priority of the indenture trustee’s security interest in the receivable and the compliance of the origination of that receivable with applicable law.

If any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that (i) delivery of the monthly servicer’s certificate including notice of such breach will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of SC under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then SC will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the Business Day before the payment date following the end of the collection period which includes the 60th day (or, if SC elects, an earlier date) after the date SC became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity or the noteholders if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. The owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify the sponsor of a breach by delivering written notice to the sponsor identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by the sponsor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the sponsor will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by the sponsor. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “— Representations and Warranties,” SC will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “— Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “— Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related collection period. The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that collection period to (ii) the Pool Balance as of the last day of that collection period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related collection period is [    ]%.

The Delinquency Trigger was calculated as a multiple of [3] times the previous historical monthly peak Delinquency Percentage of certain prior securitized pools rounded to the nearest whole percentage. In determining the highest historical monthly peak Delinquency Percentage, SC considered the monthly performance observed in each of its public securitization transactions under the Santander Drive Automobile Receivables Trust platform since [2007] through [●]. SC believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its public securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to SC’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may then elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “— Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes. In determining whether investors holding 5% of the aggregate outstanding principal amount of the notes have elected to initiate a vote, any notes owned by the issuing entity, the depositor, the servicer or any of their respective affiliates will not be considered outstanding. See “The Notes—Notes owned by Transaction Parties.”

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. See “Risk Factors—If your notes are in book-entry form, your rights can only be exercised indirectly.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. SC, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within [five business days] days of the Review Satisfaction Date, the indenture trustee will send a written notice to SC, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and directing the asset representations reviewer to conduct an asset review. Within [ten] business days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid [an annual][a monthly] fee of $[●] by the [issuing entity][sponsor] in accordance with the asset representations review agreement. However, that [annual] fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $[    ] [for each Subject Receivable] [per hour for its time spent conducting the Asset Review][as a flat fee for such Asset Review][plus reasonable out-of-pocket travel expenses].    All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by [the sponsor][the issuing entity][, and to the extent the Review Expenses remain unpaid after 90 days, they will be payable by the issuing entity out of amounts on deposit in the Collection Account as described under “— Priority of Payments” in this prospectus.] In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within [ninety] days of the end of the proceeding, the [issuing entity][sponsor] will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor will indemnify the asset representations reviewer for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from amounts on deposit in the Collection Account as described under “— Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the [60th] day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional [30] days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.    Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the sponsor and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject

Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials.    The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation or arbitration; provided, however, (i) if the indenture trustee declines to act in accordance with this paragraph at the direction of an investor due to the failure of such investor to offer the indenture trustee reasonable security or indemnity satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee reasonable security or indemnity satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.” If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party shall have the right to make the selection of mediation or arbitration. If more than one Note Owner or noteholder has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the direction of the Note Owners or noteholders, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing Note Owners or noteholders. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the direction of the certificateholder holding the majority of the voting interests of such directing certificateholders. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the collection period in which such receivables were repurchased will include disclosure of such repurchase. A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required. [For transactions in which the initial bona fide offer occurs prior to November 23, 2016: The monthly distribution report filed by the depositor on Form 10-D for the collection period in which a repurchase demand is made and for each subsequent collection period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable.] [For transactions in which the initial bona fide offer occurs on or after November 23, 2016: Disclosure regarding repurchase demands will be provided in accordance with Item 3(h) of Schedule AL, contained in Item 1125 of Regulation AB.] Additionally, SC will file Form ABS-15G disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the sponsor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation, the mediation will be administered by [a nationally recognized arbitration and mediation association][one of [identify options]] selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by [a nationally recognized arbitration and mediation association][one of [identify options]] jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after the appointment (or as soon as practicable thereafter). In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. No person may bring a putative or certified class action to arbitration.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the sale and servicing agreement. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to SC, with a copy to the depositor, the issuing entity, the owner trustee and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) shall advise the requesting party and SC of an intent to join in the mediation or arbitration, which shall result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more Note Owners or noteholders), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the note balance of all of the notes held by such directing noteholders and/or Note Owners. If the initial requesting party is the owner trustee (on behalf of one or more certificateholders), any decisions related to the mediation or arbitration will be made by the owner trustee on behalf of the requesting party holding the majority of the voting interests of the directing certificateholders.

Collection and Other Servicing Procedures

SC will be the servicer. So long as SC is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and indenture trustee’s agent will maintain possession of the receivables files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transfer Agreements and the Administration Agreement” in this prospectus.

Administration Agreement

SC will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the depository agreement and the trust agreement and administer and perform all of the duties and obligations of the issuing entity and the owner trustee under the sale and servicing agreement, the indenture, the depository agreement and the trust agreement (except those duties and obligations of the owner trustee under the transfer agreements related to Regulation AB). However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and the owner trustee and will advise the issuing entity and the owner trustee when action is necessary to comply with the issuing entity’s and the owner trustee’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity and the owner trustee to take pursuant to such documents. The administrator may, at any time without notice or consent, delegate any of its duties under the transaction documents to any of its affiliates and may delegate specific duties to sub-contractors or other professional service firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $[•] annually, which shall be solely an obligation of the servicer and which shall not exceed the servicing fee for the related annual period.

Accounts

The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders [and the swap counterparty]:

•	the collection account; and

•	the reserve account [and pre-funding account].

[Upon the issuance of any definitive certificate in accordance with terms of the trust agreement,] a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, SC will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, SC may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SC or one of its affiliates is the servicer, (b) no servicer replacement event has occurred and is continuing, (c) Banco Santander, S.A.’s short term unsecured debt is rated at least “[            ][            ]” by [            ] and “[            ]” by [            ] and (d) SC is a direct or indirect subsidiary of Banco Santander, S.A. If the short term unsecured debt ratings of Banco Santander, S.A. do not satisfy the levels specified in the preceding sentence but SC makes other arrangements and satisfies the Rating Agency Condition, SC may remit Collections on an alternative remittance schedule but not later than the Business Day prior to the related payment date. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. [The indenture trustee will deposit into the collection account, promptly on the day of receipt, the Net Swap Receipt, if any, received from the swap counterparty, for any payment date.]

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses [first through thirteenth] in the payment waterfall described below under “—Priority of Payments” over (b) the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The servicer will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders [and the swap counterparty]. To the extent that Collections on the receivables, amounts on deposit in the reserve account [and amounts paid by the swap counterparty (if any) are insufficient,] the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will initially be funded on the closing date by a deposit of proceeds from the sale of the notes in an amount equal to approximately [●]% of the Pool Balance as of the initial cut-off date. [The reserve account will also be funded on each funding date by a deposit of proceeds from the sale by the depositor of subsequent receivables on each funding date in an amount equal to [●]% of the aggregate principal balance of the subsequent receivables as of the related subsequent cut-off date.]

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “— Priority of Payments”.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer. Eligible Investments are generally limited to obligations or securities that mature so that such funds will be available on or before the Business Day immediately preceding the next payment date. However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria. The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “— Servicing Compensation and Expenses” below.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses [first through thirteenth] under “— Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “— Priority of Payments” below.

[Acquisition of Subsequent Receivables During Funding Period]

[On the closing date, $[●] (the “pre-funded amount”) of the proceeds from the sale of the notes will be deposited into the pre-funding account, which will be included in the issuing entity property. Subsequent receivables will be sold by SC to the depositor under an assignment executed pursuant to the purchase agreement and will be sold by the depositor to the issuing entity under an assignment executed pursuant to the sale and servicing agreement. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a funding date will be equal to the Receivables Purchase Price with respect to such subsequent receivables. In order to acquire subsequent receivables on a funding date, certain conditions precedent set forth in the sale and servicing agreement must be satisfied, including that such subsequent receivables may not be acquired through the pre-funding account if the effect of such acquisition would be to (i) reduce the weighted average contract rate of all subsequent receivables to less than [●]%, (ii) [reduce the weighted average loss forecasting score of all subsequent receivables to less than [●],] (iii) increase the weighted average loan-to-value ratio of all subsequent receivables to more than [●]%, (iv) reduce the weighted average FICO® score at origination of all subsequent receivables to less than [●], (v) increase the weighted average remaining term to maturity of all subsequent receivables to greater than [●] months, (vi) increase the portion of all receivables due from obligors having a billing address in any given state to a level greater than 20% of the Pool Balance or (vii) increase the portion of all receivables originated by an originator (other than SC) to a level of [●]% or more of the Pool Balance. Additionally, each subsequent receivable must satisfy, as of the applicable subsequent cut-off date, the eligibility criteria set forth in the [second] paragraph under “The Receivables Pool” in this prospectus. The underwriting criteria for subsequent receivables will be the same as those described for the initial receivables under “The Originators”. Assuming that substantially all of the pre-funded amount is used for the purchase of subsequent receivables, the aggregate principal balance of the subsequent receivables as of their respective subsequent cut-off dates will equal approximately [●]% of the aggregate principal balance of all receivables as of their respective cut-off dates.

On the first payment date following the end of the funding period, and after the application of Available Funds in accordance with the priority of payments set forth in “— Priority of Payments” below, the indenture trustee will withdraw any remaining funds on deposit in the pre-funding account (excluding investment earnings, if any) and pay those remaining funds as principal to the noteholders after giving effect to any distributions of principal made on that payment date in sequential order of priority beginning with the Class A-1 notes until each such class is paid in full, if the aggregate of those amounts is $100,000 or less. If the remaining funds on deposit in the pre-funding account exceed $100,000, the funds will be paid as principal on a pro rata basis to all the noteholders based on the original Note Balance of each class of notes; provided, that if the pro rata portion of the remaining funds allocable to any class of notes would exceed the outstanding Note Balance of that class after giving effect to any distributions of principal made on that payment date, then the funds in excess of such outstanding Note Balance will be paid sequentially to the remaining classes of notes beginning with the Class A-1 notes until each such class is paid in full.

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings thereon will be deposited into the Collection Account as Available Funds on each payment date.

In connection with each purchase of subsequent receivables, officers on behalf of the servicer, the depositor and the issuing entity will certify that the requirements summarized above are met with regard to that funding. Neither the Hired Agencies nor any other person will provide independent verification of that certification.]

[The Revolving Period]

[During the revolving period, noteholders will not receive principal payments. Instead, on each distribution date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional receivables to be purchased from the depositor.

The issuing entity will purchase additional receivables meeting the eligibility requirements described in “The Receivables Pool—Criteria Applicable to Selection of Additional Receivables during the Revolving Period.” The purchase price for each additional receivable will be its aggregate receivables principal balance. The issuing entity will seek to purchase additional receivables from the depositor in an aggregate amount equal to the Target Reinvestment Amount, to the extent of the funds available in the accumulation account. The depositor will seek to make receivables available to the issuing entity as additional receivables in an amount approximately equal to the amount of the funds available in the accumulation account, but it is possible that the depositor will not have sufficient additional receivables for this purpose. Any portion of the funds available in the accumulation account which is not used to purchase additional receivables on a distribution date during the revolving period will be re-deposited into the accumulation account and applied on subsequent distribution dates in the revolving period to purchase additional receivables. Securityholders will be notified of the purchase of additional receivables on Form 10-D.

The amount of additional receivables and percentage of asset pool will be determined by the amount of cash available from payments and prepayments on existing assets. There are no stated limits on the amount of additional receivables allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. Further, there are no requirements regarding minimum amounts of additional receivables that can be purchased during the revolving period.

The revolving period consists of the monthly periods beginning with the [    ] monthly period and ending with the [    ] monthly period and the related distribution dates. Reinvestments in additional receivables will be made on each distribution date related to those monthly periods. The revolving period will terminate sooner if an Early Amortization Event occurs in one of those monthly periods, in which case the amortization period will begin and no reinvestment in additional receivables will be made on the related distribution date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth in “The Notes—Distributions” in this prospectus.

An “Early Amortization Event” will occur if:

•	the amount on deposit in the reserve account is less than the Specified Reserve Account Balance on consecutive distribution dates following the application of funds on such date;

•	the amount on deposit in the accumulation account is less than the Target Reinvestment Amount on consecutive distribution dates following the application of funds on such date;

•	the amount on deposit in the accumulation account is greater than [ ] % of the initial aggregate receivables principal balance on [ ] consecutive distribution dates following the application of funds on such date;

•	an Event of Default occurs; or

•	a Servicer Default occurs.

The occurrence of an Early Amortization Event is not necessarily an Event of Default under the indenture.]

Priority of Payments

Priority of Payments During the Revolving Period

[During the revolving period,] On each payment date, except after acceleration of the notes after an event of default under the indenture [(and, with respect to the first payment date following the end of the funding period, prior to the application of funds in accordance with the second paragraph set forth under “Acquisition of Subsequent Receivables During Funding Period” above)], the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the servicer, the servicing fee and all prior unpaid servicing fees;

second, to the indenture trustee, the owner trustee [and the asset representations reviewer], any accrued and unpaid fees (including any prior unpaid indenture trustee fees, owner trustee fees [or [annual][monthly] asset representations reviewer fees]) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer (in the case of such amounts owing to the indenture trustee or the owner trustee) or the sponsor (in the case of such amounts owing to the asset representations reviewer); provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee, the owner trustee [and the asset representations reviewer] pursuant to this clause first shall be limited to $[•] per annum in the aggregate;

[third, to the swap counterparty, the Net Swap Payment, if any, for such payment date;]

[fourth,] pro rata [based on amounts due, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii)] to the [Class A] noteholders, pro rata, the accrued [Class A] note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the [Class A] notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to noteholders of the [Class A] notes on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the [Class A] noteholders on prior payment dates over the amounts in respect of interest actually paid to the [Class A] noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of [Class A] notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

[fifth], to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

[sixth], to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

[seventh], to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

[eighth], to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);]

[ninth] reinvestments in additional receivables and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes exceeds the aggregate receivables principal balance,

[tenth], to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

[eleventh] reinvestments in additional receivables and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes plus the overcollateralization target amount exceeds the aggregate receivables principal balance, as increased above, plus the amounts deposited in the accumulation account above,

[twelfth], to the swap counterparty, any Subordinate Swap Termination Payment]; and

[thirteenth], any remaining funds will be distributed to the certificate distribution account for distribution to the certificateholders.

Amortization Period]

[During the amortization period,] On each payment date, except after acceleration of the notes after an event of default under the indenture [(and, with respect to the first payment date following the end of the funding period, prior to the application of funds in accordance with the second paragraph set forth under “Acquisition of Subsequent Receivables During Funding Period” above)], the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the indenture trustee, the owner trustee [and the asset representations reviewer], any accrued and unpaid fees (including any prior unpaid indenture trustee fees, owner trustee fees [or [annual][monthly] asset representations reviewer fees]) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee, the owner trustee [and the asset representations reviewer] pursuant to this clause first shall be limited to $[•] per annum in the aggregate;

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

third, to the swap counterparty, the Net Swap Payment, if any, for such payment date;]

fourth, pro rata [based on amounts due, (i) to the swap counterparty, any Senior Swap Termination Payments for such payment date and (ii)] to the [Class A] noteholders, pro rata, the accrued [Class A] note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the [Class A] notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the [Class A] noteholders on the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the [Class A] noteholders on prior payment dates over the amounts in respect of interest actually paid to the [Class A] noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of [Class A] notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fifth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

sixth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

seventh, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal;

eighth, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

ninth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal;

tenth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

eleventh, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal;

[twelfth, to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);]

[thirteenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fifth Allocation of Principal;]

[fourteenth], to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

[fifteenth], to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal; and

[sixteenth], to the swap counterparty, any Subordinated Swap Termination Payments for such payment date;]

[seventeenth], to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificateholders of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses [first through thirteenth] above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance [(plus, during the funding period, the amount on deposit in the pre-funding account)] exceeds the outstanding principal balance of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately [●]% of the Pool Balance as of the [initial] cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level equal to the greater of (a) [●]% of the Pool Balance as of the last day of the related Collection Period and (b) [[●]% of the [sum of (i) the] Pool Balance as of the [initial] cut-off date [plus (ii) each Subsequent Pool Balance, if any]. However, after the occurrence of a Cumulative Net Loss Trigger with respect to the receivables (and regardless of whether the Cumulative Net Loss Ratio for any subsequent Measurement Date does not exceed the level specified as the “Trigger” in the Cumulative Net Loss Rate table for that subsequent Measurement Date), the target level of overcollateralization will increase to the greater of (x) [●]% of the Pool Balance as of the last day of the related Collection Period and (y) [●]% of the [sum of (i) the] Pool Balance as of the cut-off date [plus (ii) each Subsequent Pool Balance, if any].

[Excess Interest]

[Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, [any net swap payment,] trustee fees and expenses and asset representations reviewer fees and expenses (to the extent not otherwise paid by the servicer) or the sponsor, as applicable), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “— Priority of Payments” above.]

[Insert financial information for any credit enhancement provider liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the notes in accordance with Item 1114(b) of Regulation AB.]

[Yield Supplement Overcollateralization Amount

As of the closing date, the yield supplement overcollateralization amount will equal [    ], which is approximately [    ]% of the initial Adjusted Pool Balance. The yield supplement overcollateralization amount will decline on each payment date. It is intended to compensate for the low APRs on some of the receivables and is in addition to the overcollateralization referred to in “Summary of Terms—Credit Enhancement—Overcollateralization”.

With respect to any payment date, the “yield supplement overcollateralization amount” is the amount specified below with respect to that payment date:

Yield Supplement Overcollateralization Amount
Payment Date	Amount

Closing Date [●]	$ [●]

The yield supplement overcollateralization amount for each payment date is equal to the sum of the amount for each receivable equal to the excess, if any, of (x) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at the APR of that receivable over (y) the scheduled payments due on the receivable for each future collection period discounted to present value as of the end of the preceding collection period at a discount rate equal to the greater of the APR of that receivable and [●]%. For purposes of the preceding definition, future scheduled payments on the receivables are assumed to be made on their scheduled due dates without any delay, defaults or prepayments.]

Optional Redemption

If the servicer exercises its optional clean-up call to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The servicer may exercise this option on any payment date when both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Pool Balance has declined to [10]% or less of [the sum of (i)] the Pool Balance as of the [initial] cut-off date [and (ii) each Subsequent Pool Balance, if any] and (b) the purchase price (as described below) and the Available Funds for such payment date would be sufficient to pay (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid by the servicer, (iii) interest then due on the notes and (iv) the aggregate unpaid Note Balance of all of the outstanding notes. This option is described in this prospectus under “The Transfer Agreements and the Administration Agreement—Optional Redemption.” If the servicer purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal [the aggregate outstanding Pool Balance as of the last day of the related Collection Period [plus all amounts owing to the swap counterparty as of that payment date]]. Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses [first through thirteenth] set forth in “— Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the Reserve Account to the Collection Account and (b) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the servicer, only the [Class D notes] [and the Class E notes] will be outstanding.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the servicer not later than 10 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “— Priority of Payments”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$[●] per annum plus expenses**
Owner Trustee	$[●] per annum plus expenses**
Asset Representations Reviewer	$[●] per annum [plus expenses] or, in connection with an Asset Review, the fees described above under “— - Asset Representations Review – Fees and Expenses for Asset Review”***

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**	The servicer has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee.

*** [The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer.]

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the issuing entity will agree to cause the servicer to indemnify the indenture trustee for any loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) incurred by it in connection with the exercise or performance of any of its powers or duties under the indenture. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.

Under the trust agreement, the depositor will cause the servicer to indemnify the owner trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described above under “— Priority of Payments”.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) [●]% and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the [initial] cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for auction, painting, repair or refurbishment expenses and similar expenses described in the definition of Liquidation Proceeds. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payment or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the Class [D] [E] notes, (2) reduces the contract rate of any receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order or (3) reduces the outstanding principal balance of any receivable other than as required by applicable law or court order, in connection with a settlement in the event the receivable becomes a Defaulted Receivable or in connection with a Cram Down Loss relating to such receivable, it will either correct such action or promptly purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the collection period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it does not affect the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing the purchase price into the collection account on the date of purchase (or, if the servicer elects, an earlier date). The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivables deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the related issuing entity and the related indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the receivable free from any lien or other interest of the issuing entity or the indenture trustee.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement [(other than a breach of the covenant set forth under “— Back-up Servicing” below)] which failure materially and adversely affects the rights of the issuing entity or the noteholders and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes; provided, however, that no servicer replacement event will result from the breach by the servicer of any covenant for which the sole remedy for such breach is the purchase of the affected receivable under the sale and servicing agreement; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The servicer will give the issuing entity and the indenture trustee notice of any servicer replacement events under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is unremedied, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and to the noteholders. If, however, SC is the servicer, a bankruptcy trustee or similar official has been appointed for the servicer and no servicer replacement event other than that appointment has occurred and is continuing, the bankruptcy trustee or similar official may have the power to prevent the indenture trustee or such noteholders from effecting a transfer of servicing. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

SC may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the SC’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

[Back-up Servicing]

[Insert disclosure regarding back-up servicing arrangement, if applicable.]

Evidence as to Compliance

The sale and servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report.

The sale and servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning [        ][●], 20[●], of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement events under the sale and servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to this registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and this prospectus.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

•	except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. SC and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding Note Balance of the notes may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, a majority of the outstanding Note Balance of the Controlling Class may remove the indenture trustee without cause by giving 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for such issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•	any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The failure to make principal payments on any notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date” in this prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, shall declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes [of the Controlling Class of notes] [and the swap counterparty] consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes [and all amounts owed to the swap counterparty under the interest rate swap agreement]; or

•	the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of 66 2⁄3% of the Note Balance of the Controlling Class] [and the swap counterparty].

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes [and all amounts owed to the swap counterparty under the interest rate swap agreement].

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance [of the Controlling Class] will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance [of the Controlling Class] may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

first, to the indenture trustee, the owner trustee, [and the asset representations reviewer] any accrued and unpaid fees (including any prior unpaid indenture trustee fees, owner trustee fees [or [annual][monthly] asset representations reviewer fees]) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer (in the case of such amounts owing to the indenture trustee or the owner trustee) [or the sponsor (in the case of such amounts owing to the asset representations reviewer)];

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

[third, to the swap counterparty, any due and unpaid Net Swap Payments];

fourth, [pro rata, (A) to the swap counterparty for any due and unpaid Senior Swap Termination Payments and (B)] to the noteholders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2[-A] notes[, the Class A-2-B notes] and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to the preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fifth, (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•	to the Class A-2[-A] noteholders[, the Class A-2-B noteholders] and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law); [and]

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	[to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law); and]

•	[to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;]

sixth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fifth (a), in the following order of priority:

•	to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	[to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law);]

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•	to the Class A-2[-A] noteholders [and the Class A-2-B noteholders] and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until all classes of the Class A notes have been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	[to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;]

[seventh, to the swap counterparty for any due and unpaid Subordinated Swap Termination Payments;] and eighth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to or at the direction of the certificateholders, any funds remaining.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i)    an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the [outstanding notes, voting as a single class] [Controlling Class]; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal balance of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal balance of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal balance of the notes which were required to consent to such matter before giving effect to such amendment. Transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to the Class E notes or the certificates.

In addition, the trust agreement, the purchase agreement, the sale and servicing agreement and the administration agreement may only be amended if (a) the Majority Certificateholders consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to the Class E notes or the certificates.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance of the outstanding notes, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal balance of each outstanding note affected thereby:

•	changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal balance thereof, delays the final scheduled payment date of any note or changes the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

•	reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•	reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any indenture amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

•	permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. In addition, no amendment or supplemental indenture will be effective unless (a) the Majority Certificateholders consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders. [No amendment or supplemental indenture will be effective which materially and adversely affects the rights of the swap counterparty under the interest rate swap agreement without the consent of the swap counterparty.]

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SC, [or any other originator] to the depositor, and by the depositor directly or indirectly to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuing entity or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the issuing entity’s agent of tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form), or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SC to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SC, any other originator, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

SC typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and SC does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks[, motorcycles] and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. SC will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If any originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator or its predecessor in interest or affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest or affiliate, as applicable, generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, SC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Internal Revenue Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to SC’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sale contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SC will represent in the purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases. SC is subject to regulation and supervision by the CFPB. The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulations, concerning retail contracts where the dealer charged the consumer an interest rate that is higher than the rate the finance company approved for the consumer. This increased rate is typically called a “dealer markup.” The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. SC has been notified that the CFPB has referred to the U.S. Department of Justice certain alleged violations by SC of the Equal Credit Opportunity Act regarding (i) statistical disparities in markups charged to protected groups by automobile dealers on loans originated by those dealers and purchased by SC and (ii) the treatment of certain types of income in SC’s underwriting process. In addition, we understand that the CFPB has also been conducting investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws, the sponsor could be obligated to repurchase from the issuing entity any receivable that fails to comply with law. In addition, we, the sponsor or an issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect such issuing entity.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors— Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the depositor, or SC, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SC’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SC. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SC and the depositor believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SC with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and the transfer of receivables by SC or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SC or that entity, as applicable, in the event of the filing of an application for relief by or against SC or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and

•	the transfer of receivables by [SC] to the depositor constitutes an absolute transfer and would not be included in [SC]’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SC and the depositor should be substantively consolidated or that the transfer of the receivables from SC to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Repurchase Obligation

SC will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, SC will be required under the transaction documents to repurchase the affected receivables. SC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SC’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional one year period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SC, the depositor or a particular issuing entity, or their respective creditors.

Potential Applicability to SC, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SC, (1) the FDIC would have to be appointed as receiver for SC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of SC or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to SC, the depositor or a particular issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SC’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SC or its subsidiaries (including the depositor or your issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and the sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SC believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and the sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to SC, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SC or the depositor were placed in receivership under OLA, the FDIC could assert that SC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount (“OID”) as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the sale and servicing agreements are respected as legal true sales, as receiver for SC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of SC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SC or a covered subsidiary (including the issuing entity); or

•	repudiate SC’s ongoing servicing obligations under a servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SC or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SC or any covered subsidiary or affect any contractual rights of SC or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SC, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SC or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SC or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SC, the depositor and the issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

[Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.]

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in [Section [●] of] [Rule [●] under] the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain European Regulated Investors and Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (“EEA”) and by certain affiliates of those institutions. Articles 404-410 of CRR are supplemented by regulatory technical standards contained in Commission Delegated Regulation (EU) No. 625/2014 of March 13, 2014 and by implementing technical standards contained in Commission Implementing Regulation (EU) No. 602/2014 of June 4, 2014, which provide greater detail on the interpretation and implementation of those Articles. CRR has direct effect in EU member states and is expected to be implemented by national legislation or rulemaking in the other EEA countries.

CRR Article 405 requires an institution not to invest in any securitization position (as defined in CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the regulated institution must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406. Under CRR Article 407, an institution that fails to comply with the requirements of CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Risk retention and due diligence requirements similar to those in CRR Articles 405 and 406 apply to alternative investment fund managers that are required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of the AIFMD and Chapter III, Section 5 of Regulation 231/2013 supplementing the AIFMD, and to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II”) pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II. Similar requirements are expected to apply in the future to other types of EEA-regulated institutional investors such as undertakings for collective investments in transferrable securities (UCITS) funds. All such existing and similar requirements together are referred to in this prospectus as the “EU Retention Rules.” The EU Retention Rules, when implemented, may apply to investments in securities already issued, including the notes offered by this prospectus. The EU Retention Rules for different types of regulated investors are not identical to those in CRR Articles 405 and 406, and, in particular, additional due diligence obligations apply to alternative investment fund managers and to insurance and reinsurance companies.

On September 30, 2015, the European Commission published a legislative proposal for an EU regulatory framework for securitization that, if finalized and adopted as proposed, would repeal the current EU Retention Rules and replace them with a single regime that would apply to the various types of regulated institutional investors. Until the proposed regulatory framework is considered and adopted by the European Parliament and Council, it is not possible to tell what effect it might have in relation to investments in the notes offered by this prospectus. Prospective investors are themselves responsible for monitoring and assessing any changes to the EU Retention Rules.

Although SC intends to retain credit risk in accordance with Regulation RR as described in “The Sponsor—Credit Risk Retention”, none of SC, the depositor or any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus or to provide any additional information that may be required to enable a credit institution, investment firm, alternative investment fund manager or other investor to satisfy the due diligence and monitoring requirements of any EU Retention Rules.

Failure by an investor or investment manager to comply with any applicable EU Retention Rules with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the notes.

However, the following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following discussion addresses notes, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, owned by the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes; and (ii) for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation.

Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

The Issuing Entity

At closing the issuing entity will be disregarded as separate from its owner for United States federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for United States federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for United States federal income tax purposes, new audit rules, currently scheduled to become effective for tax years beginning in 2018, would generally apply to the issuing entity. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

The Notes

Treatment of Stated Interest & OID. Assuming the notes are treated as debt for United States federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. It is not expected that any notes will be issued with OID; however there is no assurance of that result. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted changing the application of these provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

It is possible that certain notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Code.

Noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their notes.

Related-Party Note Acquisition Considerations. The United States Department of the Treasury and the IRS recently issued Treasury Regulations under Code section 385 that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The issuing entity does not intend to separately track any such notes. Prospective investors should note that the Treasury Regulations are complex and we urge you to consult your tax advisors regarding the possible effects of the new rules.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity or other intermediary, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity or other intermediary will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s United States federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of the depositor (or a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

•	provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a U.S. withholding tax at the rate of 30% is imposed on payments of interest or, on or after January 1, 2019, on gross proceeds from the sale or other taxable disposition of the notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Non-United States holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of tax counsel to the issuing entity that the offered notes will be characterized as debt for United States federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class notes were not debt for United States federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all the notes were treated as debt for United States federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for United States federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership.)

A partnership is generally not subject to an entity level tax for United States federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders. All U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them. An individual U.S. noteholder’s ability to deduct the U.S. noteholder’s share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a noteholder that is a

Foreign Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

In addition, as described above, new rules for tax years beginning in 2018 were enacted that apply to the audit of partnerships and entities treated as partnerships. As described above, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. noteholder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for United States federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such state and/or require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the regulation were applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the offered notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, an originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to Title I of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if the purchaser or transferee is, or is using the assets of, an employee benefit plan or other retirement account, its fiduciary) will be deemed to represent and warrant that either (a) it is not acquiring the offered notes (or any interest therein) on behalf of or with the assets of a benefit plan or any governmental plan, non-U.S. plan or church plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary provisions of ERISA or Section 4975 of the Code (“similar law”) or (b) (i) such notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating agency at the time of purchase or transfer and (ii) its acquisition, holding and disposition of the offered notes (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

Neither the issuing entity, the servicer, the administrator nor any of their respective affiliates, agents or employees will act as a fiduciary to any employee benefit plan or other retirement account with respect to the decision to invest in the offered notes. Each fiduciary or other person with investment responsibilities over the assets of an employee benefit plan or other retirement account considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of employee benefit plans and other retirement accounts considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes(1)		Principal Amount of Class A-2[-A] Notes(1)		Principal Amount of Class [A-2-B] Notes(1)		Principal Amount of Class A-3 Notes(1)
[ ]	$		$		$		$
[ ]
[ ]

Total		$[●]		$[●]		$[●]		$[●]

Underwriter	Principal Amount of Class B Notes(1)		Principal Amount of Class C Notes(1)		Principal Amount of Class D Notes(1)
[ ]	$		$		$
[ ]
[ ]

Total		$[●]		$[●]		$[●]

(1)	[Approximately [5]% of each class of notes will be retained by the depositor or one or more majority-owned affiliates of SC.]

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed	Reallowance Discount Not to Exceed
Class A-1 Notes	[●]%	[●]%
Class A-2[-A] Notes	[●]%	[●]%
[Class A-2-B Notes]	[●]%	[●]%
Class A-3 Notes	[●]%	[●]%
Class B Notes	[●]%	[●]%
Class C Notes	[●]%	[●]%
Class D Notes	[●]%	[●]%

[The Class E notes are not being offered hereby, and are anticipated to be either privately placed or retained by the depositor or an affiliate thereof.]

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. There is no assurance that a market for the offered notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The depositor and SC have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than three business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SC, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

[In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. [One of the underwriters, or its affiliates, may be the swap counterparty under the interest rate swap agreement.] [An affiliate of one of the underwriters is the owner trustee, and [    ] an affiliate of another underwriter is the indenture trustee.] [One of the underwriters is an affiliate of the sponsor.]

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters and the indenture trustee and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt.

In connection with the offering of the offered notes, one or more of the underwriters have agreed to reimburse the issuing entity $[            ] for certain fees and expenses.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $[●] from the sale of the offered notes (representing approximately [●]% of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $[●] on the offered notes. Additional offering expenses are estimated to be $[●].

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SC that:

•	it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•	it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has severally, but not jointly, represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Relevant Member State, each underwriter has severally, but not jointly, represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of offered notes to the public in that Relevant Member State other than to any legal entity which is a qualified investor as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity, the depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by SC, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences and costs of integrating new businesses and technologies, many of which are beyond the control of SC, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SC, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. SC, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

[Insert disclosure required by Item 1117 of Regulation AB regarding any legal proceedings pending against the sponsor, depositor, trustee, issuing entity, servicer contemplated by Item 1108(a)(3) of Regulation AB, originator contemplated by Item 1110(b) of Regulation AB, or other party contemplated by Item 1100(d)(1) of Regulation AB, or of which any property of the foregoing is the subject, that is material to security holders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

LEGAL MATTERS

Certain legal matters with respect to the notes, including federal income tax matters, will be passed upon for the servicer and the depositor by [                    ]. Certain legal matters for the underwriters will be passed upon by [                    ].

GLOSSARY

[“amortization period” has the meaning set forth in “Summary—The Revolving Period.”]

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the collection account with respect to each receivable that will be repurchased or purchased by the sponsor or servicer, as applicable, on that payment date and (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance, [(iv) the Net [Swap] [Cap] Receipts (excluding any [swap] [cap] termination payments received from the [swap] [cap] counterparty and deposited into the [swap] [cap] termination payment account), (v) amounts on deposit in the [swap] [cap] termination payment account that exceed the cost of entering into a replacement interest rate [swap] [cap] agreement or any amounts on deposit in the [swap] [cap] termination payment account if the issuing determines not to replace the initial interest rate [swap] [cap] agreement and the Rating Agency Condition is met with respect to such determination, and (vi) the amount by which any amounts received from a replacement [swap] [cap] counterparty in consideration for entering into a replacement [swap] [cap] agreement exceeds the payments due to the [swap] [cap] counterparty following the termination of the interest rate [swap] [cap] agreement following an event of default or termination event under the interest rate [swap] [cap] agreement].

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Texas or New York, or in the state in which the corporate trust office of the indenture trustee [or the principal place of business of the [swap counterparty] [cap provider], if any,] is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2[-A] Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class A-2-A notes.

“[Class A-2-B Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class A-2-B notes].

“Class A-3 Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class D notes.

[“Class E Note Balance” means, at any time, $[●], reduced by all payments of principal made prior to such time on the Class E notes.]

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of that calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on [            ][●], 20[●]). As used in this prospectus, the “related” Collection Period with respect to a payment date will be deemed to be the Collection Period which precedes that payment date.

“Collections” means, with respect to any receivable and to the extent received by the servicer after the cut-off date, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with its customary servicing practices, would be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the sponsor or the servicer, as applicable, on a prior payment date and (2) any Supplemental Servicing Fees.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” shall mean, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding[, and thereafter the Class E notes as long as any Class E notes are outstanding].

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Cumulative Net Loss Rate Table” means the levels set forth below for the Collection Periods related to the payment dates set forth below:

Payment Date	Trigger
[1st – 6th] Payment Date	[●]%
[7th – 12th] Payment Date	[●]%
[13th – 18th] Payment Date	[●]%
[19th – 24th] Payment Date	[●]%
[25th – 30th] Payment Date	[●]%
[31st – 36th] Payment Date	[●]%
[37th – 42nd] Payment Date	[●]%
[43rd] Payment Date and thereafter	[●]%

“Cumulative Net Loss Ratio” means, as of any payment date, the ratio (expressed as a percentage) of (a) the aggregate principal balance of receivables that became Defaulted Receivables plus all the Cram Down Losses (without duplication) which occurred during the period from the [initial] cut-off date through the end of the related Collection Period reduced by the amount of Liquidation Proceeds with respect to Defaulted Receivables received during such period which are applied to principal of the Defaulted Receivables to (b) the [sum of (i) the] Pool Balance as of the [initial] cut-off date [and (ii) each Subsequent Pool Balance, if any].

“Cumulative Net Loss Trigger” means, for any Measurement Date, that the Cumulative Net Loss Ratio for such Measurement Date exceeds the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that Measurement Date.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became four months past due during such Collection Period and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible. The principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable”.

“Delinquency Trigger” means, for any payment date and the related collection period, [    ]%.

[“Early Amortization Event”has the meaning set forth in “The Transfer Agreements and the Servicing Agreements—The Revolving Period.”]

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from [ ] of “[ ]” and from [ ] of “[ ],” if rated by [ ];

•	commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from [ ] of “[ ],” and from [ ] of “[ ],” if rated by [ ];

•	investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from [ ] of “[ ]” and from [ ] of “[ ],” if rated by [ ];

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above; and

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above.

Each of the Eligible Investments may be purchased from the indenture trustee or through an affiliate of the indenture trustee.

[“Fifth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance and the Class E Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on that payment date) over (y) [the sum of (i)] the Pool Balance as of the end of the related Collection Period [plus (ii) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period] minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Fifth Allocation of Principal on and after the final scheduled payment date for the Class E notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the [sum of (i) the] Pool Balance as of the end of the related Collection Period [plus (ii) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period]; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

“Foreign Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, if a United States court is able to exercise primary supervision over the administration of such trust and one (1) or more U.S. Persons has the authority to control all substantial decisions of the trust or if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance, the Class C Note Balance and the Class D Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the [sum of (i) the] Pool Balance as of the end of the related Collection Period [plus (ii) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period] minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Measurement Date” means the most recent payment date specified in the first column of the Cumulative Net Loss Rate Table.

[“Net Swap Payment” means for the interest rate swap agreement, the net amount with respect to regularly scheduled payments, if any, owed by the issuing entity to the swap counterparty on any payment date, including prior unpaid Net Swap Payments and any accrued interest thereon under the interest rate swap agreement, but excluding Swap Termination Payments.]

[“Net Swap Receipts” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuing entity, if any, on any payment date, excluding any Swap Termination Payments.]

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2[-A] Note Balance[, the Class A-2-B Note Balance], the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance [or the Class E Note Balance], as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate, which will be specified on the face thereof and will represent the percentage of certain distributions of the issuing entity beneficially owned by such certificateholder. The sum of the Percentage Interests for all certificates is 100%.

“Pool Balance” means, at any time, the aggregate principal balance of the receivables (other than Defaulted Receivables) at such time.

“Pool Factor” means a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuing entity as of the applicable subsequent cut-off date.

“prepayment assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

[“Receivables Purchase Price” means, with respect to subsequent receivables purchased on a funding date, [●]% of the Subsequent Pool Balance of such subsequent receivables (provided, however, that the Receivables Purchase Price on the final funding date may be adjusted as agreed to by the depositor and the issuing entity to be less than [●]% for the purpose of using all funds remaining on deposit in the pre-funding account to purchase subsequent receivables).]

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the business day immediately preceding such payment date or redemption date, or (iii) any other day specified in this prospectus.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b)(i) the [sum of (A) the] Pool Balance as of the end of the related Collection Period [plus (B) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period] less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, [and] the Fourth Allocation of Principal [and the Fifth Allocation of Principal] for such payment date.

“regulation” means the United States Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

[“revolving period has the meaning set forth in “Summary—The Revolving Period.” The revolving period may not be longer than three years from the date of an issuance of a series of notes.]

“SC” means Santander Consumer USA Inc., an Illinois corporation.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) [the sum of (i)] the Pool Balance as of the end of the related Collection Period [plus (ii) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period] minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal balance of the Class B notes to zero (after the application of the First Allocation of Principal).

[“Senior Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement that is not a Subordinated Swap Termination Payment.]

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment.

The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer Brown LLP, as special tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount [equal to] [which will be not less than] [●]% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

[“Subsequent Pool Balance” means, with respect to all of the subsequent receivables transferred on a funding date, the aggregate principal balance of such subsequent receivables as of the related subsequent cut-off date.]

[“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the issuing entity to the swap counterparty under an interest rate swap agreement where the swap counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such interest rate swap agreement.]

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

[“Swap Termination Payment” means payments due to the swap counterparty by the issuing entity or to the issuing entity by the swap counterparty, including interest that may accrue thereon under the interest rate swap agreement, due to a termination of the interest rate swap agreement due to an “event of default” or “termination event” under the interest rate swap agreement.]

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a) [●]% of the Pool Balance as of the last day of the related Collection Period and (b) [●]% of the [sum of (i) the] Pool Balance as of the [initial] cut-off date [and (ii) each Subsequent Pool Balance, if any]; provided, however, that after the Class [ ] notes have been paid in full, the target overcollateralization level will decrease to a target overcollateralization level on each payment date equal to the greater of (a) [●]% of the pool balance as of the last day of the related collection period and (b) [●]% of the [sum of (i) the] pool balance as of the [initial cut-off date plus (ii) the aggregate principal balance of all subsequent receivables as of the applicable subsequent] cut-off date; provided, further, that with respect to any payment date after the occurrence of a Cumulative Net Loss Trigger (and regardless of whether the Cumulative Net Loss Ratio for any subsequent Measurement Date does not exceed the level specified as the “Trigger” in the Cumulative Net Loss Rate Table for that subsequent Measurement Date), “Targeted Overcollateralization Amount” means the greater of (i) [●]% of the Pool Balance as of the last day of the related Collection Period and (ii) [●]% of the [sum of (A) the] Pool Balance as of the [initial] cut-off date [and (B) each Subsequent Pool Balance, if any].

[“Target Reinvestment Amount” means, as of any distribution date during the revolving period, the excess, if any, of the aggregate principal balance of the notes as of the preceding distribution date or the closing date, as applicable, plus the Overcollateralization Target Amount over the aggregate receivables principal balance as of the last day of the monthly period related to the then current distribution date.]

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B Note Balance and the Class C Note Balance as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) [the sum of (i)] the Pool Balance as of the end of the related Collection Period [plus (ii) amounts, if any, on deposit in the pre-funding account as of the end of the related Collection Period,] minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

INDEX

10 percent shareholder	141
60-Day Delinquent Receivables	100
AAA	104
ABS	78
ABS Tables	79
adjusted pool balance	12
administration agreement	98
administrator	1
AIFMD	137
amortization period	9, 150
Assessment of Compliance	118
asset representations reviewer	1
Asset Review	102
asset-level data	64
Attestation Report	118
Available Funds	150
Bankruptcy Code	132
benefit plan	144
bond premium amortization	140
Business Day	150
cap provider	97
Cap Rate	98
Cap Receipt	97
Cap Termination Payment	98
Cap Termination Payment Account	98
capital assets	138
Cede	vi
certificateholders	2
certificates	2
CFPB	32
chattel paper	127
Class A notes	2
Class A-1 Note Balance	150
Class A-2 notes	2
Class A-2[-A] Note Balance	150
Class A-2[-B] Note Balance	150
Class A-3 Note Balance	150
Class B Note Balance	150
Class C Note Balance	150
Class D Note Balance	150
Class E Note Balance	150
Clearstream	88
closing date	2
Collection Period	150
Collections	150
Contract Rate	151
controlled foreign corporation	141
Controlling Class	151
Counterparty	60
Cram Down Loss	151
CRR	137
Cumulative Net Loss Rate Table	151
Cumulative Net Loss Ratio	151
Cumulative Net Loss Trigger	151

cut-off date	6, 7
Defaulted Receivable	151
Delinquency Percentage	100
Delinquency Trigger	100, 152
depositor	1
Dodd-Frank Act	32, 134
Drive FS	47
DTC	vi
Early Amortization Event	152
EEA	137
effectively connected earnings and profits	142
Eligible Investments	152
ERISA	144
Euroclear	88
event of default	5, 120
excess interest	13
FATCA	142
FDIC	134
Federal Reserve	35
Fifth Allocation of Principal	153
final scheduled payment date	94
financed vehicles	6
First Allocation of Principal	153
FirstCity Funding	47
fixed rate notes	2
floating rate notes	2
Foreign Person	153
Fourth Allocation of Principal	153
FSMA	vii
FTC Rule	131
funding date	8
HDC Rule	131
Hired Agencies	15
Holder-in-Due-Course	131
indenture	98
indenture trustee	1, 44
Instituting Noteholders	101
institutions	137
Interest Rate Cap Agreement	97
interest rate swap agreement	95
Internal Revenue Code	119
Investment Company Act	15, 136
investment income	139
investors	88
IRS	138
issuing entity	1
issuing entity property	6
lemon laws	131
LIBOR	92
LIBOR Determination Date	93
Liquidation Proceeds	153
London Business Day	93
LTV	53
Majority Certificateholders	153

I-1

market discount	140
Measurement Date	153
monthly remittance condition	106
net swap payment	13
Net Swap Payment	153
Net Swap Receipts	153
Note Balance	153
Note Factor	91
Note Owner	88
Noteholder Direction	101
notes	2
obligors	6
offered notes	2
OID	135
OLA	134
Order	vii
originator	1, 52
originators	1, 52
owner trustee	1
payment date	3
payment default	122
Percentage Interest	154
pool balance	5
Pool Balance	154
Pool Factor	91, 154
portfolio interest	141
pre-funded amount	8, 107
pre-funding account	8
Prepayment Assumption	154
Prospectus Directive	vii, 148
PTCE	144
purchase agreement	98
Rating Agency Condition	154
receivables	6
receivables pool	6
Receivables Purchase Price	154
record date	3, 88
Record Date	154
Regular Allocation of Principal	154
regulation	144, 154
Regulation RR	47
related person	141
Relevant Member State	vii
Relief Act	133
requesting party	103
Retained Notes	147
Retention Rules	137
Review Expenses	102

Review Satisfaction Date	100
revolving period	9, 155
Rule 193 Information	77
sale and servicing agreement	98
SC Holdings	35
Scheduled Interest Method	155
Scheduled Interest Receivables	155
SCI	55
SC	vi, 1, 155
SC Holdings	46
SEC	vi, 155
Second Allocation of Principal	155
Securities Act	146
securitized pool	75
seller	1
senior swap termination payment	13
Senior Swap Termination Payment	155
servicer	1
servicer replacement events	116
servicing fee	1, 114
Short-Term Note	155
SHUSA	35, 46
similar law	145
Simple Interest Method	155
Simple Interest Receivables	155
skip	58
Solvency II	137
Special Tax Counsel	156
specified reserve account balance	12
Specified Reserve Account Balance	156
sponsor	1
Subject Receivables	101
Subordinate Swap Termination Payment	156
subordinated swap termination payment	13
subsequent cut-off date	6
Subsequent Pool Balance	156
subsequent receivables	8
Subservicing Agreement	55
Supplemental Servicing Fees	156
swap counterparty	2
Swap Termination Payment	156
Target Reinvestment Amount	156
Targeted Overcollateralization Amount	156
Third Allocation of Principal	156
transfer agreements	98
verification documents	100
weighted average life	80
Written Agreement	46
yield supplement overcollateralization amount	113

I-2

APPENDIX A

Static Pool Information About Certain Previous Securitizations

Monthly Net Cumulative Losses

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

(1)	For securitization transactions that closed after January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of external costs associated with repossession, as well as auction, painting, repair, refurbishment and similar expenses. For securitization transactions (and similar pools) that closed prior to January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of auction, painting, repair, refurbishment and similar expenses only.

31-60 Days Delinquent

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

61-90 Days Delinquent

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

91-120 Days Delinquent

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

Note Factor Rate

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
0	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

Prepayment Speed (1-month ABS)

As of [                    ][●], 20[●]

Period	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
1	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
3	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
4	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
8	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
9	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
11	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
14	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
16	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
17	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
21	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
22	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
23	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
26	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
27	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
28	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
29	[●	]%	[●	]%	[●	]%	[●	]%
30	[●	]%	[●	]%	[●	]%	[●	]%
31	[●	]%	[●	]%	[●	]%
32	[●	]%	[●	]%	[●	]%
33	[●	]%	[●	]%	[●	]%
34	[●	]%	[●	]%	[●	]%
35	[●	]%	[●	]%	[●	]%
36	[●	]%	[●	]%
37	[●	]%	[●	]%
38	[●	]%	[●	]%
39	[●	]%
40	[●	]%
41	[●	]%

Summary Information for Prior Securitized Pools

	SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]
Origination Statistics
Original Pool Balance	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Original Pool Count		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Average Original Contract Balance	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Weighted Average Note Rate		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Weighted Average Original Term		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Weighted Average Remaining Term		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Weighted Average LTV		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Weighted Average Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Min Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Max Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]

Vehicle Type (% of Aggregate Principal Balance
Used%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
New%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%

Contract Rate (% of Aggregate Principal Balance)
14.00% and below		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
14.01% - 15.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
15.01% - 16.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
16.01% - 17.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
17.01% - 18.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
18.01% - 19.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
19.01% - 20.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
20.01% - 21.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
21.01% - 22.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
22.01% - 23.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
23.01% - 24.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
24.01% - 25.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
25.01% and above		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%

	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 1 State %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 2 State	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 2 State %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 3 State	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 3 State %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 4 State	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 4 State %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 5 State	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 5 State %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 1 Make %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 2 Make	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 2 Make %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 3 Make	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 3 Make %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 4 Make	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 4 Make %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
Top 5 Make	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]	[	]
Top 5 Make %	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Model Year (% of Aggregate Principal Balance)
20[●] or earlier	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20[●]	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
Original Term (% of Aggregate Principal Balance)
0-24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25-36	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
37-48	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
49-60	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
61-72	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
73-75	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Remaining Term (% of Aggregate Principal Balance)
1-6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7-12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13-18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19-24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25-30	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
31-36	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
37-42	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
43-48	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
49-54	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
55-60	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
61-66	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
67-72	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
73-75	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$5,000.01 - $10,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$10,000.01 - $15,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$15,000.01 - $20,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$20,000.01 - $25,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$25,000.01 - $30,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$30,000.01 - $35,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$35,000.01 - $40,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$40,000.01 - $45,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$45,000.01 - $50,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$50,000.01 and greater	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$5,000.01 - $10,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$10,000.01 - $15,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$15,000.01 - $20,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$20,000.01 - $25,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$25,000.01 - $30,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$30,000.01 - $35,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$35,000.01 - $40,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$40,000.01 - $45,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$45,000.01 - $50,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$50,000.01 and greater	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Original Mileage (% of Aggregate Principal Balance)
0-5,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5,001 - 10,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10,001 - 15,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15,001 - 20,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20,001 - 25,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25,001 - 30,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
30,001 - 35,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
35,001 - 40,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
40,001 - 45,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
45,001 - 50,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
50,001 and above	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

	SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]			SDART 20[●]-[●]
Origination Statistics
Original Pool Balance	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Original Pool Count		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Average Original Contract Balance	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]	$	[●	]
Weighted Average Note Rate		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Weighted Average Original Term		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Weighted Average Remaining Term		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Weighted Average LTV		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Weighted Average Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Min Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]
Max Credit Bureau Score		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]		[●	]

Vehicle Type (% of Aggregate Principal Balance)
Used%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
New%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Contract Rate (% of Aggregate Principal Balance)
14.00% and below		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
14.01% - 15.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
15.01% - 16.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
16.01% - 17.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
17.01% - 18.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
18.01% - 19.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
19.01% - 20.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
20.01% - 21.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
21.01% - 22.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
22.01% - 23.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
23.01% - 24.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
24.01% - 25.00%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
25.01% and above		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%

Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 1 State %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 2 State		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 2 State %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 3 State		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 3 State %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 4 State		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 4 State %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 5 State		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 5 State %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%

Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 1 Make %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 2 Make		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 2 Make %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 3 Make		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 3 Make %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 4 Make		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 4 Make %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%
Top 5 Make		[	]		[	]		[	]		[	]		[	]		[	]		[	]
Top 5 Make %		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%		[●	]%

	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
Model Year (% of Aggregate Principal Balance)
2000 or earlier	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2001	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2002	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2003	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2004	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2005	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2006	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2007	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2008	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2009	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2010	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2011	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2012	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2013	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
2014	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Original Term (% of Aggregate Principal Balance)
0-24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25-36	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
37-48	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
49-60	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
61-72	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
73	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Remaining Term (% of Aggregate Principal Balance)
1-6	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
7-12	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
13-18	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
19-24	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25-30	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
31-36	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
37-42	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
43-48	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
49-54	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
55-60	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
61-66	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
67-72	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$5,000.01 - $10,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$10,000.01 - $15,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$15,000.01 - $20,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$20,000.01 - $25,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$25,000.01 - $30,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$30,000.01 - $35,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$35,000.01 - $40,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$40,000.01 - $45,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$45,000.01 - $50,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$50,000.01 and greater	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$5,000.01 - $10,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$10,000.01 - $15,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$15,000.01 - $20,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$20,000.01 - $25,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$25,000.01 - $30,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$30,000.01 - $35,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$35,000.01 - $40,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$40,000.01 - $45,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$45,000.01 - $50,000.00	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
$50,000.01 and greater	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

	SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]		SDART 20[●]-[●]
Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
5,001 - 10,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
10,001 - 15,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
15,001 - 20,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
20,001 - 25,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
25,001 - 30,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
30,001 - 35,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
35,001 - 40,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
40,001 - 45,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
45,001 - 50,000	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%
50,001 and above	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%	[●	]%

Delinquencies and Cumulative Net Credit Losses(1)

SDART 201[●]-[●]

Monthly Prepayment Speed(1)

SDART 20[●]-[●]

Note Factor and Pool Factor(1)

SDART 20[●]-[●]

(1)	[Graphical presentation of static pool information for a prior securitized pool has been included for illustrative purposes. Updated static pool data that complies with Item 1105 of Regulation AB will be included in each prospectus in connection with each offering of securities hereunder.]

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Santander Drive Auto Receivables Trust 20[●]-[●]

Issuing Entity

Class A-1 Notes		$	[●	]
Class A-2[-A] Notes	[}]	$	[●	]
[Class A-2-B Notes]
Class A-3 Notes		$	[●	]
Class B Notes		$	[●	]
Class C Notes		$	[●	]
Class D Notes		$	[●	]
[Class E Notes]		[$]	[●	]

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

[●]

[●]

Until [●], 20[●], which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 12.	Other Expenses of Issuance and Distribution.

The following is an itemized list of the estimated expenses expected to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$1,578,012.93
Accountant Fees and Expenses	$770,000.00
Legal Fees and Expenses	$2,800,000.00
Printing and Engraving Costs	$350,000.00
Blue Sky Fees and Expenses	$280,000.00
Trustee Fees and Expenses	$630,000.00
Rating Agency Fees	$7,000,000.00
Miscellaneous Expenses	$140,000.00

Total	$13,548,012.93

Item 13.	Indemnification of Directors and Officers.

Santander Drive Auto Receivables LLC

Santander Drive Auto Receivables LLC is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the registrant provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, officers, directors, employees and agents, and the employees, representatives, agents or affiliates of its members (collectively, the “Covered Persons”), to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by any such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the limited liability company agreement by the registrant shall be provided out of and to the extent of registrant assets only, and the members shall not have personal liability on account thereof.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the registrant of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the limited liability company agreement.

A Covered Person shall be fully protected in relying in good faith upon the records of the registrant and upon such information, opinions, reports or statements presented to the registrant by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the registrant or to any other Covered Person, a Covered Person acting under the limited liability company agreement shall not be liable to the registrant or to any other Covered Person for its good faith reliance on the provisions of the limited liability company agreement or any approval or authorization granted by the registrant or any other Covered Person. The provisions of the limited liability company agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the members to replace such other duties and liabilities of such Covered Person.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Underwriters

Each underwriting agreement will generally provide that the underwriters will indemnify the registrant and its directors, officers and controlling parties against specified liabilities, including liabilities under the Securities Act relating to certain information provided or actions taken by the underwriters. The registrant has been advised that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Indemnification

The registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of the registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors (whether or not such person could be indemnified against such expense, liabilities or loss under the Delaware Limited Liability Company Act).

Item 14.	Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index, which is incorporated herein by reference.

Item 15.	Undertakings.

The undersigned registrant hereby undertakes:

(a) As to Rule 415:

(1)    To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

Provided further, however, clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430D or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)    If the registrant is relying on Rule 430D:

(A)     each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) and (h) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5),or (b)(7) as part of a registration statement in reliance on Rule 430D relating to an offering made pursuant to Rule 415(a)(1)(vii) or (a)(1)(xii) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf or the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    If the registrant is relying on Rule 430D, with respect to any offering of securities registered on Form SF-3, to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with Rule 424(h) and Rule 430D.

(b) As to Documents Subsequently Filed that are Incorporated By Reference:

For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to Indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 13 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to Filings in Reliance on Rule 430(A):

(1)    For purposes of determining any liability under the Securities Act, the information omitted from any form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) As to Qualification of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings:

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f) As to Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties:

For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SF-3 and has duly caused this Post-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 2, 2017.

SANTANDER DRIVE AUTO RECEIVABLES LLC, a Delaware limited liability company (Registrant)

By:	/s/ Andrew Kang
Name:	Andrew Kang
Title:	President and Chief Executive Officer

II-S-1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew Kang, Mark McCastlain, Ismail Dawood and Richard Morrin as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Andrew Kang Andrew Kang	President and Chief Executive Officer (Principal Executive Officer) and Director	February 2, 2017

/s/ Mark McCastlain Mark McCastlain	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 2, 2017

/s/ Ismail Dawood Ismail Dawood	Director	February 2, 2017

/s/ Frank B. Bilotta Frank B. Bilotta	Director	February 2, 2017

/s/ Jill Russo Jill Russo	Director	February 2, 2017

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EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Limited Liability Company Agreement of the Depositor*

4.1	Form of Indenture between Santander Drive Auto Receivables Trust 20[●]-[●] and [●], as Indenture Trustee (including forms of Notes)*

5.1	Opinion of Mayer Brown LLP with respect to legality

8.1	Opinion of Mayer Brown LLP with respect to United States federal income tax matters

10.1	Form of Sale and Servicing Agreement between Santander Drive Auto Receivables Trust 20[●]-[●], the Depositor, as Seller, Santander Consumer USA Inc. (“SC”), as Servicer, and [●], as Indenture Trustee*

10.2	Form of Purchase Agreement between SC, as Seller, and the Depositor, as Purchaser*

10.3	Form of Administration Agreement between Santander Drive Auto Receivables Trust 20[●]-[●], SC, as Administrator, [●], as Indenture Trustee, and [●], as Owner Trustee*

10.4	Form of Interest Rate [Cap] [Swap] Agreement between Santander Drive Auto Receivables Trust 20[●]-[●] and [●], as [Cap Provider][Swap Counterparty] *

10.5	Form of Amended and Restated Trust Agreement between the Depositor, as Depositor, and [●], as Owner Trustee*

10.6	Form of Asset Representations Review Agreement*

23.1	Consent of Mayer Brown LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included in signature page to this registration statement)

24.2	Certified Copy of Resolutions authorizing Powers of Attorney*

25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1**

36.1	Form of Depositor Certification for Shelf Offerings of Asset-Backed Securities*

102.1	Asset Data File***

103.1	Asset Related Documents***

106.1	Static Pool PDF***

*	Previously filed.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture of Act 1939.
***	To be filed as an exhibit to Form ABS-EE and incorporated into the prospectus to the extent required by applicable law or regulation.